UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

PLUG POWER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter From Our Chief Executive Officer
May 15, 2023
Dear Fellow Stockholder,
For the last 25 years, Plug Power Inc. (“we,” “us,” “our,” or “Plug Power”) has dedicated itself to developing a global hydrogen industry. We have established ourselves as a worldwide leader in creating a market for fuel cells, specifically in material handling. We have gained valuable insights in technology and product development, establishing a green hydrogen ecosystem, and most importantly, have engaged with global customers who value our vision.
Our customers include some of the world’s top brands, including Amazon, Walmart, New Fortress Energy and Phillips 66, to name just a few. To date, we have delivered approximately 60,000 fuel cells, operated over 1 billion hours of runtime for our Material Handling Unit, constructed approximately 200 fueling stations, and expanded our supply chain and manufacturing capabilities to five continents.
Our journey has been a remarkable one, and it continues with our efforts to aggressively pursue many aspects of the emerging hydrogen economy. In recent years, there has been growing recognition of hydrogen’s unique ability to meet soaring energy demands, while contributing to a more sustainable future. This has been driven by three key factors: a global commitment to achieving the climate targets outlined in the Paris Accord; the COVID-19 pandemic prompting governments to invest in sustainable infrastructure for the future; and the ongoing conflict in Ukraine, highlighting the need for liberal democracies to pursue energy independence. These drivers have influenced government policies, such as the Inflation Reduction Act here in the United States and the RePower initiative in Europe, creating an economic landscape that we believe will facilitate rapid growth of the hydrogen economy.
According to Bloomberg New Energy Finance, the global hydrogen economy could potentially become worth about $10 trillion by 2050, representing 18% of the global energy demand. Among pure-play hydrogen and fuel cell companies, Plug is uniquely positioned to capitalize on this extraordinary opportunity. We believe we have the right vision, the right partners and people, and the right track record and heritage for hydrogen innovation. In the years ahead, we remain committed to striving to stay at the forefront of this growth.
We expect that our hydrogen generation facilities will play a crucial role in the decarbonization of heavy industries, and we have plans to continue rapidly expanding hydrogen infrastructure. Our first green hydrogen plant in Georgia is expected to commence hydrogen production at the end of the second quarter of 2023. However, this is just the beginning — by 2025, we expect to produce approximately 500 tons of hydrogen per day in the United States. We are also constructing green hydrogen plants in Europe, including significant projects at the Port of Antwerp-Bruges, and establishing a green hydrogen platform for the Iberian Peninsula in collaboration with our partner Acciona in Spain. All our plants will employ Plug Power electrolyzers and Plug Power cryogenic equipment to produce and deliver liquid hydrogen using Plug Power trailers.
Throughout the industry, Plug Power’s manufacturing remains a crucial differentiator, and Plug Power continues to bolster its supply chain capabilities through strategic partnerships. Our state-of-the-art facilities in Rochester and Albany, New York are unrivaled. Additionally, we have forged valuable partnerships with suppliers, such as Johnson Matthey, that grant us access to vital product development and manufacturing expertise, as well as essential metals that are crucial to scaling hydrogen infrastructure.
At Plug Power, our strategy of scaling our manufacturing helps us significantly reduce our overhead expenses and lower our costs while increasing our margins. Over time, we believe this strategy will accelerate the adoption of our products throughout the marketplace, and ultimately, help us achieve our vision of delivering solutions that are not only more valuable than existing technologies, but are more affordable and reliable.
We believe that our work over the past two years will bear fruit, delivering strong value for our stockholders. Today, Plug Power owns key elements of the broader hydrogen value chain-fuel cells, hydrogen infrastructure, electrolyzers, green hydrogen and liquefaction. This is the culmination of our long-term strategy to create cumulative momentum, wherein the growth of each of our product lines compounds and impacts others, scaling hydrogen infrastructure quickly and efficiently.
Until then, Plug Power remains committed to becoming the leader in the green hydrogen economy.
Thank you for your continued support of our company.
Regards,
Andrew J. Marsh

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
May 15, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (“Plug Power” or the “Company”), to be held on June 27, 2023, at 10:00 a.m. Eastern Time, at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018.
The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the Annual Meeting as well as information on how you can vote your shares and submit questions at the Annual Meeting. Only holders of record of Plug Power’s common stock at the close of business on April 28, 2023 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
Your vote is important. Your proxy or voting instruction card includes specific information regarding the several ways to vote your shares. We encourage you to vote as soon as possible, even if you plan to attend the Annual Meeting. You may vote over the Internet, by telephone or by mail. By promptly submitting your vote, you will save the Company the expense of further proxy solicitation.
If you have any questions, please contact Mackenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or at proxy@mackenziepartners.com.
We hope that you will join us on June 27, 2023. Your investment and continued support of Plug Power are very much appreciated.
Sincerely,
Andrew J. Marsh
President and Chief Executive Officer

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 27, 2023
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (the “Company”), will be held on June 27, 2023 at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, at 10:00 a.m. Eastern Time, for the purpose of considering and voting upon:
1.
The election of two (2) Class III Directors, each to hold office until the Company’s 2026 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.
The approval of an amendment to the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended, as described in this proxy statement;

3.
The approval of the Plug Power Inc. 2023 Employee Stock Purchase Plan as described in this proxy statement;

4.
The approval of the non-binding, advisory vote regarding the compensation of the Company’s named executive officers as described in this proxy statement;

5.
The approval of the non-binding, advisory vote regarding the frequency of future non-binding, advisory votes to approve the compensation of the Company’s named executive officers;

6.
The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023; and

7.
Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 28, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on such record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholders, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting at the principal executive offices of the Company at 968 Albany Shaker Road, Latham, New York 12110. The stockholder list will also be available during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.
Whether or not you expect to attend the Annual Meeting, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own.
If your shares are registered in your name, you may vote your shares on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to vote your shares during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. See “Can I change my vote or revoke my proxy?”
If your shares are held in the name of a broker, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 27, 2023:
This Notice of Annual Meeting of Stockholders, the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available for viewing, printing and downloading at www.proxyvote.com.
By Order of the Board of Directors

Gerard L. Conway, Jr. Corporate Secretary
Latham, NY
May 15, 2023

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue,” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, unless required by law.

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700
PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 27, 2023
This proxy statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Plug Power Inc. (“we,” “us,” “our,” “Plug Power” or the “Company”) for use at the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, on June 27, 2023, at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof. This proxy statement and the accompanying form of proxy are first being made available to our stockholders on or about May 15, 2023. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
THE PROXY MATERIALS, AND VOTING YOUR SHARES
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is for our stockholders to consider and vote upon the following matters:
1.
The election of two (2) Class III Directors, each to hold office until the Company’s 2026 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.
The approval of an amendment to the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended (the “Amended Plan”), as described in this proxy statement;

3.
The approval of the Plug Power Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) as described in this proxy statement;

4.
The approval of the non-binding, advisory vote regarding the compensation of our named executive officers as described in this proxy statement;

5.
The approval of the non-binding, advisory vote regarding the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers;

6.
The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2023; and

7.
Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

What is the record date and what does it mean?
The record date to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 28, 2023 (the “Record Date”). The Record Date was established by the Board as required by Delaware law.
Who is entitled to vote at the Annual Meeting?
Only holders of record of the Company’s common stock at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, the Company had approximately 600,464,061 shares of common stock outstanding. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
How many votes do I have?
Each share of the Company’s common stock outstanding on the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.
How can I attend the Annual Meeting?
You may attend the Annual Meeting, which will be held at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, on June 27, 2023, at 10:00 a.m. Eastern Time, if you are listed as a stockholder as of the record date and bring proof of your identity.
If you hold your shares in “street name” through a broker, bank or other nominee, you will need to provide proof of your identity and proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker showing your share ownership as of the record date are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of Internet Availability of Proxy Materials has been sent directly to you by us.
If your shares are held through one or more brokers, banks or other nominees, such broker, bank or nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name”. The Notice of Internet Availability of Proxy Materials and any additional instructions should have been forwarded to you from the third party or parties through which you hold our shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares. You will receive instructions from your nominee explaining how you can vote your shares. We encourage you to provide voting instructions to your nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

What is a broker non-vote?
Under New York Stock Exchange (“NYSE”) rules, which also apply to Nasdaq-listed companies, if you hold shares through a broker, bank or other institution and you do not timely provide voting instructions to them before the Annual Meeting, that firm has the discretion to vote your shares only on proposals that are routine as determined by the NYSE. Such firm will not have the discretion to vote your shares on proposals that are non-routine as determined by the NYSE. Broker non-votes occur when shares represented at the Annual Meeting held by a broker are not voted on a matter because the broker has not received voting instructions from the beneficial owner or person entitled to vote such shares and either the broker does not have discretionary voting authority on the matter or the broker chooses not to vote on a matter for which it has discretionary voting authority.
How will my shares be voted if I am a stockholder of record?
Your proxy will be voted according to your instructions. If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board.
How do I vote my shares?
Your vote is very important to us. If you are a stockholder of record, you can vote your shares by one of the methods explained below:
•
By Telephone or Internet — All record holders can vote by touchtone telephone from the United States by dialing (800) 690-6903, or over the Internet at www.proxyvote.com. Please have your notice or proxy card, which will contain your voter control number, in hand when voting. “Street name” holders may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will enclose the instructions with the Notice of Internet Availability of Proxy Materials they send you. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

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In Person — All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their bank, broker or other nominee has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other nominee to furnish you with a nominee issued proxy. You will need to bring the nominee issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without a nominee issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy.

•
By Written Proxy — If you received a proxy card, you may return the proxy card by mail. If you are a “street name” holder, you will receive instructions and a voting instruction card from your bank, broker or other nominee.

The Board has appointed Andrew J. Marsh, President and Chief Executive Officer, and Gerard L. Conway, Jr., General Counsel, Corporate Secretary and Executive Vice President, to serve as the proxies for the Annual Meeting.
If you complete all of the proxy card except one or more of the voting instructions or otherwise vote without giving specific voting instructions, then the designated proxies will vote your shares for those proposals for which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in their discretion.
If you hold your shares in “street name,” and complete a voting instruction card provided by your broker, bank or other nominee except with respect to one or more of the voting instructions or otherwise vote without giving specific instructions, then your broker may be able to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” above.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy in advance of the Annual Meeting so that, in the event that you become unable to attend the Annual Meeting, your shares will still be voted as directed by you. Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Time on June 26, 2023, and mailed proxy cards must be received by 11:59 p.m. Eastern Time on June 26, 2023 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and methods of voting for beneficial owners of shares held in “street name” will depend on the voting processes of the brokers, banks or other nominees that hold your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that such broker, bank or nominee.
What are my choices when voting?
With respect to Proposal 1 (election of directors), votes may be cast in favor of or withheld from each of the nominees. With respect to Proposal 2 (approval of the Amended Plan), Proposal 3 (approval of the ESPP), Proposal 4, (approval of a non-binding, advisory vote regarding the compensation of the Company’s named executive officers), and Proposal 6 (ratification of appointment of the Company’s independent registered public accounting firm), stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal. With respect to Proposal 5 (approval of a non-binding, advisory vote regarding the frequency of future non-binding, advisory votes regarding the compensation of the Company’s named executive officers), stockholders may vote for a frequency of one year, two years, or three years, or abstain from voting on the proposal.
What are the Board of Directors’ recommendations on how I should vote my shares?
The Board unanimously recommends that you vote your shares as follows:
Proposal 1 — FOR the election of each of the two director nominees as a Class III Director of the Company until the Company’s 2026 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

Proposal 2 — FOR the approval of the Amended Plan as described in this proxy statement;
Proposal 3 — FOR the approval of the ESPP as described in this proxy statement;
Proposal 4 — FOR the approval of the non-binding, advisory vote regarding the compensation of the Company’s named executive officers;
Proposal 5 — FOR every “ONE YEAR” on the frequency of future non-binding, advisory votes to approve the compensation of the Company’s named executive officers; and
Proposal 6 — FOR the ratification of Deloitte & Touche LLP as the Company’s independent auditors for 2023.
What if I do not specify how I want my shares voted?
If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends voting as set forth above under “What are the Board of Directors’ recommendations on how I should vote my shares?”
If you are a “street name” holder and do not provide voting instructions on one or more proposals or otherwise vote without giving specific voting instructions, your bank, broker or other nominee may be able to vote those shares. See “What is a broker non-vote?” above.
Can I change my vote or revoke my proxy?
Yes. If you are a record holder, you may revoke your proxy at any time before it is voted on any matter at the Annual Meeting by any of the following means on or before 11:59 p.m. Eastern Time on June 26, 2023:
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Voting online by telephone or over the Internet at a later date as described in the “How do I vote my shares” section above;

•
If you complete and return a new valid proxy bearing a later date and return it by mail; or

•
Giving written notice of revocation to the Company addressed to the Corporate Secretary, at the Company’s address above.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions. Please contact your bank, broker or other nominee and follow its directions to change your vote.
What vote is required to approve each proposal?
For Proposal 1 (election of directors), a plurality of the votes properly cast is required to elect a nominee as a director of the Company. This means that the two nominees who receive the most FOR votes will be elected. For Proposal 2 (approval of the Amended Plan), Proposal 3 (approval of the ESPP), Proposal 4 (approval of a non-binding, advisory vote regarding the compensation of the Company’s named executive officers) and Proposal 6

(ratification of appointment of the Company’s independent registered public accounting firm), the affirmative vote of a majority of the votes properly cast is required. For Proposal 5 (approval of a non-binding, advisory vote regarding the frequency of future non-binding, advisory votes regarding the compensation of the Company’s named executive officers), the frequency that receives the majority of votes properly cast shall be approved. If no frequency receives the required vote, the frequency receiving the highest number of votes shall be considered the frequency preferred by the stockholders.
How are votes withheld from director nominees, abstentions and broker non-votes treated?
Votes withheld, abstentions and broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. For Proposal 1 (election of directors), withhold and broker non-votes will have no effect in determining the outcome of the election of directors. For Proposals 2 (approval of the Amended Plan), 3 (approval of the ESPP), 4 (approval of a non-binding, advisory vote regarding the compensation of the Company’s named executive officers), 5 (approval of a non-binding, advisory vote regarding the frequency of future non-binding, advisory votes regarding the compensation of the Company’s named executive officers) and 6 (ratification of appointment of the Company’s independent registered public accounting firm), abstentions and broker non-votes will have no effect on the vote for such proposal.
What is the required quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum exists, shares are counted as present at the Annual Meeting if a stockholder entitled to vote is present at the meeting, or has submitted a properly signed proxy in writing, or by voting over the Internet or by telephone. We also count votes withheld, abstentions and broker non-votes as present for purposes of determining a quorum. If a quorum is not present or represented at the Annual Meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the Annual Meeting from time to time without notice other than announcement at the meeting until a quorum is present or represented. However, if the adjournment is for more than thirty days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote or to notice.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet

Availability of Proxy Materials. We intend to mail the Notice of Internet Availability of Proxy Materials on or about May 15, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Can I access the Notice of Annual Meeting of Stockholders, this proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on the Internet?
Yes, these materials are available on our website and can be accessed at www.proxyvote.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
What are the solicitation expenses and who pays the cost of this proxy solicitation?
Our Board is soliciting your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the Company’s common stock and collecting voting instructions. We may use our officers and employees to solicit proxies. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $17,500 plus reimbursement of expenses. The fees of MacKenzie Partners, Inc. as well as the reimbursement of expenses of MacKenzie Partners, Inc. will be borne by us. Under the engagement agreement with Mackenzie Partners, Inc., we will indemnify and hold MacKenzie Partners, Inc. and all of its directors, officers, employees and agents harmless against all claims, expenses, losses, damages, liabilities and/or judgments of any kind whatsoever that arise out of or relate to the advisory, consulting and proxy solicitation services under the agreement (the “Losses”), except for any Losses that are held in a final judicial decision by a court of competent jurisdiction from which no right of appeal exists to have resulted from willful misconduct or bad faith on the part of MacKenzie Partners, Inc.
Is this proxy statement the only way that proxies are being solicited?
No. In addition to the solicitation of proxies by use of the mail, our officers and employees, as well as MacKenzie Partners, Inc., may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Company’s common stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of shares of the Company’s common stock.
Where can I find voting results?
The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.
What is “householding” and how does it affect me?
With respect to eligible stockholders who share a single address, we may send only one notice or proxy statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs and reduce our environmental impact. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attn: Investor Relations or call the Company at (518) 782-7700 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our notice or proxy statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.
We hereby undertake to deliver promptly, upon written or oral request, a copy of the notice or proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of proxy or voting materials. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a notice for shares held in your name and a notice or voting instruction card for shares held in “street name.” Please complete, sign, date, and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.
Can I request a paper or email copy of the proxy materials?
Yes. To facilitate timely delivery of paper or email copies, all requests must be received by June 13, 2023. The Notice of Internet Availability of Proxy Materials, this proxy statement, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com. Stockholders can elect to receive paper copies in the mail by visiting www.plugpower.com, by writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110 or by contacting the Company at (518) 782-7700.
Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Plug Power Inc. stock, you may contact your broker, bank or other nominee to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications, you can sign up to receive electronic proxy materials at www.proxyvote.com.
Who can help answer my questions?
The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. Please feel free to contact the firm assisting us in the solicitation of proxies, MacKenzie Partners, Inc., if you have any questions or need assistance in voting your shares. Banks and brokers may call MacKenzie Partners, Inc. at (212) 929-5500. Stockholders may contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at proxy@mackenziepartners.com.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
At the Annual Meeting, two Class III Directors will be elected, each to serve until the Annual Meeting of Stockholders in 2026 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. The Board has nominated each of Jonathan M. Silver and Kyungyeol Song for election as a Class III Director. As disclosed in our Current Report on Form 8-K filed with the SEC on May 15, 2023, Lucas P. Schneider, a Class III Director, has notified the Board that he will not stand for re-election and, accordingly, his term and service as a director will expire at the Annual Meeting. Effective upon the end of Mr. Schneider’s term as a director at the Annual Meeting, the number of directors will be reduced to nine (9).
Mr. Silver and Dr. Song are currently members of our Board and each has been nominated for reelection to serve as a Class III Director.
Shares represented by each properly executed proxy will be voted for the re-election of Jonathan M. Silver and Kyungyeol Song as directors, unless contrary instructions are set forth on such proxy. Each nominee has agreed to stand for re-election and to serve, if elected, as a director. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board may recommend.
Vote Required for Approval
In accordance with our Amended and Restated Certificate of Incorporation, as amended, and our Fifth Amended and Restated Bylaws (“Bylaws”), a quorum being present, a plurality of the votes properly cast is required to elect a nominee as a director of the Company. Accordingly, the director nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR” one or both of the nominees, or “WITHHOLD” for one or both of the nominees. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.
Recommendation of the Board
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS NOMINEES AS A CLASS III DIRECTOR OF THE COMPANY.
INFORMATION ABOUT OUR DIRECTORS
The number of directors of the Company is presently fixed at ten (10), and the Board currently consists of ten (10) members. As described above, effective upon the end of Lucas P. Schneider’s term as a Class III Director at the Annual Meeting, the number of directors will be reduced to nine (9). Accordingly, the Board of Directors, which is divided into three classes, will, effective as of the end of Mr. Schneider’s term at the Annual Meeting, have four (4) directors in Class I, three (3) directors in Class II, and two (2) directors in Class III. Immediately after the Annual Meeting, the Company expects to apportion the Board so that the Board will be divided into three classes of directors that are equal in number. Directors in Classes I, II and III serve for three-year terms with one class of directors being elected by the Company’s stockholders at each Annual Meeting of Stockholders.
The Board has nominated each of Jonathan M. Silver and Kyungyeol Song for election as a Class III Director. Mr. Silver and Dr. Song are currently members of our Board and each has been nominated for re-election to serve as a Class III Director.
Set forth below is certain information regarding the director nominees and each person whose term of office as a director will continue after the Annual Meeting, as of April 17, 2023. The biographies of each of the director nominees and directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding the experiences, qualifications, attributes, or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.
Director Nominees for Class III Directors
Jonathan M. Silver
Age: 65 Director since 2018 Board Committee: Corporate Governance and Nominating; Regulatory Affairs Class III Director: Continuing in Office until the 2023 Annual Meeting	Jonathan M. Silver has served as a director of the Company since June 2018 Mr. Silver is a Senior Advisor and Chair, Global Climate Council, at Apollo Global Management, a $550 billion asset manager. At Apollo, he Chairs the firm’s Global Climate Council, the group which supports and guides the firm’s $50 billion investment program in sustainability-related entities. Earlier, he was a Senior Advisor at Guggenheim Partners, a large asset manager and investment bank, where he helped expand the firm’s activities in sustainability. From 2015 to 2019, Mr. Silver served as the Managing Partner of Tax Equity Advisors LLC, an advisory firm managing investments in solar power projects on behalf of large corporations. From 2011 to 2018, he also served as Senior Advisor to a number of clean energy firms, including ICF International, Inc., an energy and environmental consulting firms, NextEra Energy, Inc., the nation’s largest renewable energy provider, and Marathon Capital, LLC, a power industry-focused investment bank. He currently sits on the boards of National Grid (NGG: NSYE), a global utility, EG Acqusition Corporation, and Intellihot Inc., a leading player in the tankless water heating sector. Earlier, he served on the boards of Peridot Acquisition Corp, which merged with Li-Cyle, a leader in battery recycling, Eemax, Inc. and Sol Systems, LLC. From 1999 to 2008, Mr. Silver was the co-founder of Core Capital Partners, a venture capital investor in battery technology, advanced manufacturing, telecommunications and software. From 1990 to 1992, he was a Managing Director, and the Chief Operating Officer of Tiger Management, one of the country’s largest and most successful hedge funds. He has also held senior operating positions, including chief operating officer and executive vice president, in several companies. Mr. Silver began his career in

Jonathan M. Silver

1982 at McKinsey and Company, a global management consulting firm, working on strategic issues for some of the nation’s largest financial institutions and corporations. Mr. Silver has served as a senior advisor to three U.S. Cabinet Secretaries: Commerce (1992 to 1993), Treasury (1992 to 1994) and Interior (1993 to 1995). He is on the board of Resources for the Future and has been on the boards of the American Federation of Scientists, the Wind Energy Foundation and American Forests.
We believe Mr. Silver’s qualifications to sit on our Board include his extensive experience with the alternative energy industry, his high-level experience in government and in energy policy and his deep experience as an investor in and advisor to, both clean energy and clean tech companies and their investors.

Kyungyeol Song
Age: 50 Director since 2021 Board Committee: Merger & Acquisition / Strategy Class III Director: Continuing in Office until the 2023 Annual Meeting
Kyungyeol Song has been a director of the Company since February 2021. Dr. Song is an Executive Vice President of SK E&S Co., Ltd. (“SK”) and the Chief Operating Officer at PassKey, Inc., a US-based energy transition business entity of SK. Prior to his current position, Dr. Song served as the Senior Vice President in Energy Solution TF at SK Group Supex Council from February 2019 until August 2020 and was the Head of Quantum Growth TF at SK until 2022. Dr. Song also served as the Director of the McKinsey Energy Center from February 2007 until December 2018. Dr. Song received a Ph.D. in Control and Estimation Theory, Aeronautics and Astronautics from the Massachusetts Institute of Technology, a Master of Science in Aerospace Engineering from Seoul National University, and a Bachelor of Science degree in Aerospace Engineering from Seoul National University.
Dr. Song was appointed to the Board by Grove Energy Capital LLC, a stockholder of the Company, pursuant to the Investor Agreement, dated as of February 24, 2021. We believe Dr. Song’s qualifications to sit on our Board include his extensive experience with the renewable energy industry.

Class I Directors
Andrew J. Marsh
Age: 67 Director since 2008 Board Committee: None	Andrew J. Marsh joined the Company as President and Chief Executive Officer in April 2008 and has been our director since 2008. As President and Chief Executive Officer, Mr. Marsh plans and directs all aspects of the organization’s policies and objectives, and is focused on building a company that leverages Plug Power’s combination of technological expertise, talented people and focus on sales growth to continue the Company’s leadership stance in the future alternative

Andrew J. Marsh
Class I Director: Continuing in Office until the 2024 Annual Meeting energy economy. Mr. Marsh continues to spearhead hydrogen fuel cell innovations, and his ability to drive revenue growth landed Plug Power on Deloitte’s Technology Fast 500TM list in 2015 and 2016. Mr. Marsh also serves on the board of directors of Gevo, Inc., a publicly traded renewable chemicals and advanced biofuels company.
Previously, Mr. Marsh was a co-founder of Valere Power, where he served as chief executive officer and board member from the company’s inception in 2001, through its sale to Eltek ASA in 2007. Under his leadership, Valere grew into a profitable global operation with over 200 employees and $90 million in revenue derived from the sale of DC power products to the telecommunications sector. During Mr. Marsh’s tenure, Valere Power received many awards such as the Tech Titan award as the fastest growing technology company in the Dallas Fort Worth area and the Red Herring Top 100 Innovator Award. Prior to founding Valere, he spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions.
Mr. Marsh is a prominent voice leading the hydrogen and fuel cell industry. Nationally, he is the Chairman of the Fuel Cell and Hydrogen Energy Association, and was a member of the Hydrogen and Fuel Cell Technical Advisory Committee (“HTAC”) within the Department of Energy’s Hydrogen Program, which was disbanded in January 2021. HTAC was responsible for providing advice to the Department of Energy regarding its hydrogen and fuel cell program goals, strategies, and activities. Internationally, Mr. Marsh represents Plug Power in its role as supporting members of the Hydrogen Council, a global initiative of leading energy, transport and industry companies with a united vision and long-term ambition for hydrogen to foster the energy transition. Mr. Marsh holds a Master of Science in Electrical Engineering from Duke University and a Master of Business Administration from Southern Methodist University.
We believe Mr. Marsh’s qualifications to sit on our Board include his extensive experience with the alternative energy industry, as well as his experience in management positions.

Maureen O. Helmer
Age: 66 Director since 2004 Board Committees: Audit;	Maureen O. Helmer has been a director of the Company since 2004. Ms. Helmer worked at the law firm Barclay Damon, LLP until her retirement in 2021 as a senior member of the firm’s energy and telecommunications Regulatory Practice Area. Prior to joining Barclay Damon, LLP, Ms. Helmer was a member of Green & Seifter Attorneys, PLLC. From 2003 through 2006, she practiced as a partner in the law firm of Couch White, LLP and then as a solo practitioner. Ms. Helmer has advised international energy, telecommunications and

Maureen O. Helmer
Corporate Governance and Nominating (Chair); Regulatory Affairs Class I Director: Continuing in Office until the 2024 Annual Meeting industrial companies on policy and government affairs issues. In addition to serving as Chair of the New York State Public Service Commission (“PSC”) from 1998 to 2003, Ms. Helmer also served as Chair of the New York State Board on Electric Generation Siting and the Environment. Prior to her appointment as Chair, Ms. Helmer served as Commissioner of the PSC from 1997 until 1998 and was General Counsel to PSC from 1995 through 1997. From 1984 through 1995, Ms. Helmer held several positions in the New York Legislature, including Counsel to the Senate Energy Committee. She also served as a board member of the New York State Energy Research and Development Authority, the New York State Environmental Board and the New York State Disaster Preparedness Commission during her tenure as Chair of the PSC from 1996 to 2003. In addition, she was Vice Chair of the Electricity Committee of the National Association of Regulatory Utility Commissioners and a member of the NARUC Board of Directors. She was also appointed to serve as a member of the New York State Cyber-Security Task Force. She formerly served as a board member of the Center for Internet Security from 2012 to 2016, the Center for Economic Growth from 2008 to 2016, and New York Women in Communications and Energy from 1990 to 2016. Ms. Helmer earned her Bachelor of Science from the State University at Albany and her Juris Doctorate from the University of Buffalo Law School. She is admitted to practice law in New York.
We believe Ms. Helmer’s qualifications to sit on our Board include her long history of experience with energy regulation, policy and government affairs and advising energy and industrial companies.

Kavita Mahtani
Age: 52 Director since 2022 Board Committees: Audit Class I Director: Continuing in Office until the 2024 Annual Meeting	Kavita Mahtani is Chief Financial Officer, Americas for London-headquartered HSBC. Based in New York, Ms. Mahtani manages a finance organization across the U.S., Canada, Mexico, and South America. In her role, Ms. Mahtani drives growth and M&A strategy, as well as restructuring and re-engineering efforts alongside the Chief Executive Officer. Prior to joining HSBC, Ms. Mahtani served in several leadership roles during her 13-year tenure with Citigroup, Inc., including Managing Director — Global Head of Asset and Liability Management, Chief Financial Officer, Global Corporate and Investment Banking, and Managing Director — Global Head of Financial Planning and Analysis, among others. Ms. Mahtani has also held roles with Morgan Stanley and Merrill Lynch & Company, Inc. Ms. Mahtani holds a Bachelor of Science degree in Economics from the University of Pennsylvania, The Wharton School, and a Master of Business Administration from the University of Chicago’s Graduate School of Business.

Kavita Mahtani
We believe Ms. Mahtani’s qualifications to sit on our Board include extensive experience with growth strategies, merger and acquisition implementation, and leadership.
Gary K. Willis
Age: 77 Director since 2003 Board Committees: Audit; Compensation (Chair); Regulatory Affairs; Merger & Acquisition / Strategy Class I Director: Continuing in Office until the 2024 Annual Meeting
Gary K. Willis has been a director of the Company since 2003. Mr. Willis previously served as the President of the Zygo Corporation (“Zygo”) from February 1992 to 1999 and the Chief Executive Officer from 1993 to 1999. Mr. Willis served as a director of Zygo from 1992 to November 2000, including as Chairman of the board from 1998 to 2000. Mr. Willis also served as a director of Zygo from 2004 to 2014. Zygo, which was acquired in 2014 by Ametek, Inc., was a provider of metrology, optics, optical assembly, and systems solutions to the semiconductor, optical manufacturing, and industrial/automotive markets. Prior to joining Zygo, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute.
We believe Mr. Willis’ qualifications to sit on our Board include his extensive experience in management and director positions with similar companies, as well as his educational background in mechanical engineering.

Class II Directors
Jean A. Bua
Age: 64 Director since 2022 Board Committee: Audit (Chair) Class II Director: Continuing in Office until the 2025 Annual Meeting	Jean A. Bua currently is the Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of NetScout Systems, Inc. (NASDAQ: NTCT), a provider of real-time operational intelligence and performance analytics for service assurance and cyber security solutions. Prior to NetScout, Ms. Bua served as Executive Vice President, Finance & Treasurer of American Tower Corporation, an operator of wireless and broadcast communications infrastructure, and spent nine years at Iron Mountain, Inc., an information management services company, concluding as Senior Vice President, Chief Accounting Officer and Worldwide Controller. She also previously held senior positions at Duracraft Corp. and Keithley Instruments and was a management consultant at Ernst & Young LLP and an auditor at KPMG LLP. She has led all global financial operations, including M&A analysis, acquisition integration, capital market strategy, financial planning and analysis, international tax, financial systems and compliance for high-growth, transformative public companies. Ms. Bua served as a board member and audit committee chair for Coresite Realty until its acquisition at the end of

Jean A. Bua

2021. Ms. Bua earned a Bachelor of Science in Business Administration, summa cum laude, from Bryant College and an M.B.A. from the University of Rhode Island.
We believe Ms. Bua’s qualifications to sit on our Board include her knowledge of acquisition strategy and implementation, global financial operations, and compliance.

Gregory L. Kenausis
Age: 53 Director since 2013 Board Committee: Audit; Compensation; Merger & Acquisition / Strategy Class II Director: Continuing in Office until the 2025 Annual Meeting
Gregory L. Kenausis has been a director of the Company since October 2013. Dr. Kenausis is the founding partner and since 2005 has been the Chief Investment Officer of Grand Haven Capital AG, an investment firm, where he is the head of research and trading activity and is responsible for managing the fund’s operations and structure. He also has worked extensively as a business consultant with a focus on business development and strategy, as well as valuation. Dr. Kenausis earned a bachelor’s degree from Yale University and a doctoral degree from the University of Texas at Austin.
We believe Dr. Kenausis’ qualifications to sit on our Board include his background and senior level experience in financial investments, business development and strategy, management and equity capital markets.

George C. McNamee
Chairman Age: 76 Director since 1997 Board Committee: Compensation; Regulatory Affairs; Merger & Acquisition / Strategy Class II Director: Continuing in Office until the	George C. McNamee serves as Chairman of the Company’s Board of Directors and has served as such since 1997. He was previously Chairman of First Albany Companies Inc. and a Managing Partner of FA Tech Ventures, an information and energy technology venture capital firm. As an executive and director of numerous companies, Mr. McNamee has navigated technological change, rapid- growth, crisis management, team building and strategy. As a public company director, Mr. McNamee has led board special committees, chaired audit committees, chaired three boards and has been an active lead director. Mr. McNamee has previously served on several public company boards, including the boards of Mechanical Technology Inc. and the Home Shopping Network. He has been an early stage investor, director and mentor for private companies that subsequently went public including MapInfo (now Pitney Bowes), META Group (now Gartner Group) and iRobot Corporation, where he served as a director from 1999 to 2016 and as lead director for the last 11 of those years. In 2011, Mr. McNamee was the first history major awarded the Yale Science and Engineering Association Distinguished

George C. McNamee
2025 Annual Meeting
Service Award. He served as a NYSE director from 1999 to 2004 and chaired its foundation. In the aftermath of the 1987 stock market crash, he chaired the Group of Thirty Committee to reform the Clearance and Settlement System. Mr. McNamee has been active as a director or trustee of civic organizations including The Albany Academies and Albany Medical Center, whose Finance Committee he chaired for 12 years. He is also a director of several private companies, a Sterling Fellow of Yale University and a Trustee of The American Friends of Eton College. He conceived and co-authored a book on the Chicago Conspiracy Trial. He received his Bachelor of Arts degree from Yale University.
We believe Mr. McNamee’s qualifications to sit on our Board include his experience serving on technology company boards, his background in investment banking, which has given him broad exposure to many financing and merger and acquisition issues, and experience with the financial sector and its regulatory bodies.

The Board of Directors has determined that Messes. Bua, Helmer and Mahtani, Drs. Kenausis and Song and Messrs. McNamee, Schneider, Silver and Willis are independent directors as defined in Rule 5605(a)(2) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “Nasdaq Rules”).
Investor Agreement
Pursuant to the Investor Agreement (the “Investor Agreement”), dated as of February 24, 2021, between the Company, Grove Energy Capital LLC (“Grove Energy”), SK Holdings, Co., Ltd (“SK Holdings”), and SK E&S Co., Ltd. (“SK E&S”), Grove Energy is entitled to designate one person (the “SK Designee”) to be appointed to the Board of Directors of the Company.
Grove Energy has the right to require the Board of Directors to nominate a SK Designee for election to the Board by the stockholders of the Company at annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of our issued and outstanding common stock, and (ii) any expiration or termination of the definitive joint venture agreement with respect to a joint venture in Asia (the “Asia JV Agreement”).
Grove Energy selected Dr. Song as the SK Designee and the Board of Directors appointed Dr. Song as a director of the Company on February 24, 2021.
Board Leadership Structure
Our Board currently believes that Plug Power and its stockholders are best served by a Board leadership structure in which the roles of the Chief Executive Officer and the Chairman of the Board are held by different individuals. Andrew J. Marsh has served as our Chief Executive Officer since 2008 and George C. McNamee has served as Chairman of the Board since 1997. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. Separating these positions allows our Chief Executive Officer to set the strategic direction of the Company and focus on the Company’s day-to-day business operations, while allowing the Chairman to lead the Board in fulfilling its oversight role of management and risk management practices, approving the agenda for Board meetings and presiding over Board meetings and over the meetings of our independent directors in executive sessions.
While our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes that our current leadership structure is appropriate because it provides an effective balance between strategy development and independent leadership and management oversight. Our Board understands that there are differing views on the most appropriate Board leadership structure depending on a company’s specific characteristics and circumstances. Our Board annually reviews its leadership structure to determine whether it continues to best serve the Company and its stockholders. We will notify our stockholders if the Chairman and Chief Executive Officer positions are combined promptly upon the Board’s decision.
Board Composition and Refreshment
The Corporate Governance and Nominating Committee and the Board follow a thoughtful refreshment process to ensure the Board composition best reflects the most appropriate mix of skills and experiences to perform strong oversight of the Company’s strategic priorities. The Committee and the Board strive to maintain a balance of tenure on the Board. Longer-serving directors bring valuable experience and a deep understanding of our complex business and industry, along with a historical perspective of our long-term successes, challenges and business cycles, and how these past experiences may inform our current strategy. Newer directors are also critical to the advancement of our strategy, bringing new skills and experiences and contributing fresh perspectives. Over the past year, the Board has been keenly focused on the recruitment of exceptional director candidates to replace departing directors. The Board focused on director candidates whose skills and experience no only enhanced the Board but also made them highly qualified to serve on our Audit Committee.
Risk Management
Our Board of Directors plays a central role in overseeing and evaluating risk. While it is management’s responsibility to identify and manage our exposure to risk on an ongoing, day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, and cybersecurity and other information security risks, as well as information regarding ongoing risk management activities. Such reports review long-term and short-term, internal and external risks facing the Company and periodically involve the support of outside advisors, who may assist the Board and management with identifying potential risks or threats to the Company or its stockholders. Risk management is also a standing agenda item for the regularly scheduled, quarterly Audit Committee meetings. As appropriate or necessary, senior management may report to the Board or its committees on risk management activities more frequently and, depending on the immediacy or severity of the risk, may implement additional controls or procedures. The Company has also engaged outside advisors who specifically report to the Board regarding enterprise risk management.
Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee exercises oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. The Board and each of these committees regularly discuss with management our major risk exposures, their potential financial impact on Plug Power and the steps we take to manage them. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, cybersecurity and legal and regulatory compliance. The Corporate Governance and Nominating Committee is responsible for oversight of risks relating to management and Board succession planning, as well as environmental, social, and governance initiatives. The Compensation Committee is responsible for the oversight of risks related to compensation matters, including compliance with applicable federal securities laws. Additionally, in January 2023, the Board established two additional standing Board committees: the Merger & Acquisition / Strategy Committee and the Regulatory Affairs Committee. The Regulatory Affairs Committee is responsible for the oversight of the Company’s compliance programs and activities to help ensure the Company complies with all laws, rules and regulations applicable to the Company and its operations, and the Merger & Acquisition / Strategy Committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to the Company’s long-term strategy, risks and opportunities relating to such strategy, and strategic decisions regarding acquisitions, investments, joint ventures and divestitures by the Company.
Diversity of Current Board
We believe that it is important that the Board reflects the diversity of our employees and the communities that we serve. Diversity is an important part of the process that the Corporate Governance and Nominating Committee follows when identifying nominees to serve as directors. As required by rules of the Nasdaq Stock Market that were approved by the SEC in August 2021, we are providing information about the gender and demographic diversity of our current directors in the format required by Nasdaq Rules.
The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification as of April 17, 2023. Directors who indicated that they preferred not to answer a question are shown as “did not disclose gender” or “did not disclose demographic background” below.

Board Diversity Matrix (As of April 17, 2023)
Total Number of Directors	10
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	1
Part II: Demographic Background
Asian	1	1
White	1	5
Did Not Disclose Demographic Background		2
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
The Board held four meetings during the fiscal year ended December 31, 2022 (“Fiscal 2022”). During Fiscal 2022, the Board had three standing Board committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. During Fiscal 2022, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of the Board on which the director served (during the periods that he or she served). On January 18, 2023, the Board established two additional standing Board committees: the Merger & Acquisition / Strategy Committee and the Regulatory Affairs Committee.
Audit Committee
The Audit Committee consists of Ms. Bua (Chair), Dr. Kenausis, Mr. Willis, and Messes. Helmer and Mahtani. The Audit Committee held four meetings during Fiscal 2022.
Audit Committee Report
The Audit Committee is currently composed of five directors, each of whom is an independent director as defined in the Nasdaq Rules and the applicable rules of the SEC. In addition, the Board has determined that Ms. Bua qualifies as an “audit committee financial expert” as defined in the applicable rules of the SEC. Ms. Bua’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that she is an expert for any purpose as a result of such designation, nor is it intended to impose on her any duties, obligations, or liability greater than the duties, obligations or liability imposed on her as a member of the Audit Committee and the Board in the absence of such designation.
The Audit Committee’s primary responsibility is for oversight of the Company’s accounting and financial reporting processes, audits of the Company’s financial statements, and internal control over financial reporting. A more complete description of the Audit Committee’s functions is set forth in the Audit Committee’s charter which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.

In accordance with the Audit Committee’s charter, management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. The Company’s independent registered public accounting firm reports directly to the Audit Committee and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee, among other matters, is responsible for (i) appointing the Company’s independent registered public accounting firm, (ii) evaluating such independent registered public accounting firm’s qualifications, independence and performance, (iii) determining the compensation for such independent registered public accounting firm, and (iv) pre-approving all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and the integrated audit of the Company’s financial statements and internal control over financial reporting, including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:
•
the scope of the annual integrated audits;

•
fees to be paid to the independent registered public accounting firm;

•
the performance of the Company’s independent registered public accounting firm;

•
compliance with accounting and financial policies; and

•
the Company’s procedures and policies relative to the adequacy of internal controls over financial reporting.

The Audit Committee reviewed and discussed with management of the Company and Deloitte & Touche LLP the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022, including management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2022.
Additionally, the Audit Committee has discussed with Deloitte & Touche LLP other matters required to be discussed under professional standards. The Audit Committee has also discussed related party transactions, the critical accounting policies used in the preparation of the Company’s annual consolidated financial statements, alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP’) that Deloitte & Touche LLP discussed with management, if any, and the ramifications of using such alternative treatments and other written communications between Deloitte & Touche LLP and management.
Deloitte & Touche LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable Public Company Accounting Oversight Board requirements for independent public accounting firm’s communications with audit committees concerning auditor independence, and the Audit Committee discussed with Deloitte & Touche LLP the firm’s independence. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee has also concluded that Deloitte & Touche LLP’s performance of services is compatible with Deloitte & Touche LLP’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. This report is provided by the following independent directors, who constitute the Audit Committee:
Jean A. Bua (Chair)
Gregory L. Kenausis
Maureen O. Helmer
Kavita Mahtani
Gary K. Willis
Independent Auditors’ Fees
On March 16, 2022, the Audit Committee approved the dismissal of KPMG LLP (Albany, New York; PCAOB ID No. 185) as the Company’s independent registered public accounting firm and appointed Deloitte & Touche LLP (Rochester, New York; PCAOB ID No. 34) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. The following table presents fees for professional and other services rendered by KPMG LLP for the fiscal years ended December 31, 2021 and December 31, 2022 and by Deloitte & Touche LLP for the fiscal year ended December 31, 2022:
	2022	2021
Audit Fees	$4,201,429	$3,945,000
Audit-Related Fees	$94,000	$35,000
Tax Fees	$492,819	—
All Other Fees	—	—
Total	$4,788,248	$3,980,000
In the above table, and in accordance with SEC definitions and rules: (1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in the Form 10-K for the fiscal year ended December 31, 2022, audit of the Company’s internal controls over financial reporting, review of unaudited interim consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; (2) “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; (3) “tax fees” are fees for tax compliance, tax advice, and tax planning; and (4) “all other fees” are fees for any services not included in the first three categories.
The Audit Committee pre-approved all audit and audit-related services provided to the Company by KPMG LLP until the appointment of Deloitte & Touche LLP and pre-approved all audit and audit-related services provided to the Company by Deloitte & Touche LLP for the fiscal year ended December 31, 2022.

Compensation Committee
The Compensation Committee consists of Messrs. Willis (Chair), Kenausis and McNamee, each of whom is an independent director under the Nasdaq Rules. The Compensation Committee held six meetings during Fiscal 2022. See “Compensation Committee Report” and “Compensation Committee Interlocks and Insider Participation” for a further description of the Compensation Committee and its activities in Fiscal 2022. The Compensation Committee’s primary responsibilities include (i) reviewing, prescribing, and approving compensation policies, plans, and programs that are appropriate for the Company in light of all relevant circumstances, that provide incentives to achievement of the Company’s goals and objectives, that are consistent with the culture of the Company and that further the overall goal of building stockholder value; and (ii) reviewing and approving changes to the Company’s executive officers and management team as the Company’s needs and priorities evolve over time. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee consists of Ms. Helmer (Chair) and Messrs. Schneider and Silver. The Board has determined that each of each of Ms. Helmer and Messrs. Schneider and Silver is an independent director under the Nasdaq Rules. The Corporate Governance and Nominating Committee held four meetings during Fiscal 2022. The Corporate Governance and Nominating Committee’s responsibilities include (i) establishing criteria for Board and committee membership, (ii) considering director nominations consistent with the requirement that a majority of the Board be comprised of independent directors as defined in the Nasdaq Rules, (iii) identifying individuals qualified to become Board members, and (iv) selecting the director nominees for election at each Annual Meeting of Stockholders. The Corporate Governance and Nominating Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes thereto. A more complete description of the Corporate Governance and Nominating Committee’s functions is set forth in the Corporate Governance and Nominating Committee’s charter which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.
Merger & Acquisition / Strategy Committee
The Board approved the formation of the Merger & Acquisition / Strategy Committee on January 18, 2023 for the purposes of assisting the Board in fulfilling its oversight responsibilities relating to the Company’s long-term strategy, risks and opportunities relating to such strategy, and strategic decisions regarding acquisitions, investments, joint ventures and divestitures by the Company. The Merger & Acquisition / Strategy Committee consists of Gregory L. Kenausis, George C. McNamee, Kyungyeol Song and Gary K. Willis. A more complete description of the Merger & Acquisition / Strategy Committee’s functions is set forth in the Merger & Acquisition / Strategy Committee charter which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.
Regulatory Affairs Committee
The Board approved the formation of the Regulatory Affairs Committee on January 18, 2023 for the purposes of making recommendations to the Board relating to internal oversight responsibilities of the Company’s compliance programs and activities to help ensure the Company complies with all laws, rules and regulations applicable to the Company and its operations. The primary objective of the Committee is to provide direction and oversight with respect to the Company’s compliance program, including reviewing the Company’s compliance policies, plans and programs, and recommending changes to the Board that are appropriate for the Company in light of all relevant circumstances, developing and assisting the Company’s personnel designated with oversight of the compliance program in supervising the Company’s internal programs, and monitoring the Company’s compliance with applicable laws, regulations, policies and procedures. The Regulatory Affairs Committee consists of Maureen O. Helmer, George C. McNamee, Jonathan M. Silver and Gary K. Willis. A more complete description of the Regulatory Affairs Committee’s functions is set forth in the Regulatory Affairs Committee’s charter which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.
Corporate Governance Guidelines
We have adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, Board structure, Board member access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is published on our website at www.plugpower.com under the Investor Relations section. Our website is not incorporated into or a part of this proxy statement.
Code of Conduct
We have adopted a code of conduct applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of conduct is a “code of ethics” as defined in Item 406(b) of Regulation S-K and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business. In the event that we amend or waive certain provisions of our code of conduct in a manner that requires disclosure under applicable rules, we intend to provide such required disclosure on our website in accordance with applicable SEC and Nasdaq Rules. Our code of ethics is available on our website at www.plugpower.com under the Investor Relations section. Our website is not incorporated into or a part of this proxy statement.

Director Compensation
The Compensation Committee periodically reviews the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”) to ensure that the compensation aligns the directors’ interests with the long-term interests of the stockholders and that the structure of the compensation is simple, transparent, and easy for stockholders to understand. The Compensation Committee also considers whether the Director Compensation Plan fairly compensates the Company’s directors when considering the workload and commitment required in a company of the size, scope and complexity of Plug Power, and considers general market compensation levels for directors to determine whether our director compensation is reasonable and competitive to attract highly qualified and talented individuals to serve on our Board. Employee directors do not receive additional compensation for their services as directors.
Pursuant to the Director Compensation Plan, upon initial election or appointment to the Board, each non-employee director (other than Dr. Song) receives an initial, one-time award of a non-qualified stock option to purchase a number of shares equal to $225,000 divided by the closing price of our common stock on the grant date, with an exercise price equal to the fair market value of our common stock on the grant date that vests in full on the first anniversary of the grant date, subject to continued service through such date. The initial award expires ten (10) years from the grant date. Notwithstanding the foregoing, all shares of our common stock subject to such non-qualified stock option will become fully vested and exercisable subject to the non-employee director’s continued service relationship through the consummation of a “sale event,” as defined in the 2021 Plan, immediately prior to the consummation of such sale event. In addition, pursuant to the Director Compensation Plan, each year of a non-employee director’s tenure, a director (other than Dr. Song and any director receiving an initial award upon initial election or appointment to the Board) receives an equity grant comprised of (i) a non-qualified stock option to purchase a number of shares equal to $112,500 divided by the closing price of our common stock on the date of the grant and (ii) a number of shares of restricted common stock equal to $112,500 divided by the closing price of our common stock on the grant date. The stock option portion of the grant expires ten (10) years from the grant date and has an exercise price equal to the fair market value of our common stock on the grant date. The stock option and restricted common stock vest in full upon the earlier of the first anniversary of the grant date or the date of the next annual meeting which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, subject to continued service through such date. Notwithstanding the foregoing, all such shares of restricted common stock and stock options will become fully vested, subject to the non-employee director’s continued service relationship through the consummation of a sale event, immediately prior to the consummation of such sale event.
During the fiscal year ended December 31, 2022, Committee members received annual retainers for their service on committees of the Board in accordance with the following table:
Committees	Chair ($)	Member ($)
Audit Committee	20,000	15,000
Compensation Committee	15,000	5,000
Corporate Governance and Nominating Committee	10,000	5,000

Effective January 1, 2023, the Director Compensation Plan was revised to provide the following annual retainers for service on committees of the Board:
Committees	Chair ($)	Member ($)
Audit Committee	25,000	20,000
Compensation Committee	20,000	10,000
Corporate Governance and Nominating Committee	15,000	10,000
Merger & Acquisition / Strategy Committee	15,000	10,000
Regulatory Affairs Committee	15,000	10,000
The total amount of the annual retainer is paid in a combination of 50% cash and 50% of the Company’s common stock, provided that directors may elect to receive a greater portion (up to 100%) of the total retainer in common stock. At the discretion of the Compensation Committee, directors may elect to receive up to 80% of their annual retainer in cash. All common stock issued for the annual retainers is fully vested at the time of issuance and is valued at its fair market value on the date of issuance. Dr. Song does not receive any compensation as a director (cash or equity) pursuant to the terms of the Investor Agreement.
Non-Employee Director Compensation Table
The following table shows the compensation received or earned by each of our non-employee directors in the fiscal year ended December 31, 2022. Mr. Marsh, who is our President and Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Marsh, as a named executive officer, is presented in “Executive Compensation — 2022 Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash(1)($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total($)
Jean A. Bua	57,144	112,494	71,692	241,330
Maureen O. Helmer	85,000	112,494	71,692	269,186
Gregory L. Kenausis	76,430	112,494	71,692	260,616
Kavita Mahtani	53,572	112,494	71,692	237,758
George C. McNamee	130,000	112,494	71,692	314,186
Lucas P. Schneider	65,000	112,494	71,692	249,186
Jonathan M. Silver	65,000	112,494	71,692	249,186
Kyungyeol Song(4)	—	—	—	—
Gary K. Willis	90,000	112,494	71,692	274,186

(1)
Each of the following non-employee directors elected to receive all or a portion of their annual retainers in common stock in lieu of cash in the following amounts: Jean A. Bua ($28,572), Maureen O. Helmer ($42,500), Gregory L. Kenausis ($41,028), Kavita Mahtani ($26,786), George C. McNamee ($65,000), Jonathan M. Silver ($65,000), Lucas P. Schneider ($32,500) and Gary K. Willis ($45,000).

(2)
This column represents the aggregate grant date fair value of the stock award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. Fair value is calculated using the closing price of our common stock on the date of grant. Stock awards granted to directors as part of their annual retainer are fully vested upon grant and annual restricted stock awards made to directors vest in full on the first anniversary of the grant date. For additional information on stock awards, refer to Note 19 of the Company’s consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2022. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2022, the following non-employee directors each held 6,789 shares of restricted stock: Jean A. Bua, Maureen O Helmer, Gregory L. Kenausis, Kavita Mahtani, George C. McNamee, Lucas P. Schneider, Jonathan M. Silver and Gary K. Willis.

(3)
This column represents the aggregate grant date fair value of the option award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. For additional information on the valuation assumptions with respect to option awards, refer to Note 19 of the Company’s consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2022. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2022, following the non-employee directors held options to purchase the following number of shares of common stock: Jean A. Bua (15,520), Maureen O. Helmer (51,134), Gregory L. Kenausis (245,098), Kavita Mahtani (15,520), George C. McNamee (100,098), Lucas P. Schneider (211,450), Jonathan M. Silver (24,078) and Gary K. Willis (182,098).

(4)
Dr. Song is the SK Designee to the Board and does not receive any compensation for his services as a director. Dr. Song did not hold any shares of restricted stock or stock options as of December 31, 2022.

Policy Governing Director Attendance at Annual Meetings
All of our directors are expected to attend the Company’s Annual Meetings of Stockholders, unless doing so is impracticable due to unavoidable conflicts. At the time of the 2022 Annual Meeting, the Company had ten directors and all attended the 2022 Annual Meeting, with the exception of Jean A. Bua.

Policies Governing Director Nominations
Securityholder Recommendations
The Corporate Governance and Nominating Committee’s current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of the stockholders of the Company entitled to vote in the election of directors in compliance with the procedures established from time to time by the Corporate Governance and Nominating Committee. All securityholder recommendations for director candidates must be submitted to the Company’s Corporate Secretary at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, who will forward all recommendations to the Corporate Governance and Nominating Committee. For a discussion of the requirements for the submission of stockholder proposals or director nominations, please see “Submission Of Stockholder Proposals Or Director Nominations For 2024 Annual Meeting” below.
Board Membership Criteria
The Corporate Governance and Nominating Committee has established criteria for membership on the Board. These criteria include the following specific, minimum qualifications that the Corporate Governance and Nominating Committee believes must be met by a Corporate Governance and Nominating Committee recommended nominee for a position on the Board:
•
The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Corporate Governance and Nominating Committee, to be highly effective, in conjunction with the other nominees to the Board, in collectively serving the interests of the Company and its stockholders.

In addition to the minimum qualifications for each nominee set forth above, the Corporate Governance and Nominating Committee will recommend that the Board select persons for nomination to help ensure that:
•
the Board will be comprised of a majority of “independent directors” in accordance with the Nasdaq Rules;

•
each of the Audit, Compensation, and Corporate Governance and Nominating Committees shall be comprised entirely of independent directors;

•
each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and

•
at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Finally, in addition to any other standards the Corporate Governance and Nominating Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Corporate Governance and Nominating Committee when recommending that the Board select persons for nomination, may consider whether the nominee has direct experience in the industry or in the markets in which the Company operates.
The Corporate Governance and Nominating Committee will recommend to the Board the nomination of the director candidates who it believes will, together with the existing members of the Board and other nominees, best serve the interests of the Company and its stockholders.
Identifying and Evaluating Nominees
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Corporate Governance and Nominating Committee will primarily apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, and the ability to act in the interests of all stockholders. Our corporate governance guidelines specify that the value of diversity on the Board should be considered by the Corporate Governance and Nominating Committee in the director identification and nomination process. The Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation, and backgrounds. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis protected by law. For a more comprehensive discussion of our Corporate Governance and Nominating Committee’s current policy with regard to the consideration of director candidates, please refer to “Policies Governing Director Nominations.”
To review the effectiveness of assessing the diverse skills, qualifications, and backgrounds of director nominations, the Board and each of the five standing Board committees will conduct annual self-evaluations. In addition, the Corporate Governance and Nominating Committee monitors the effectiveness of these procedures on an ongoing basis.
CORPORATE RESPONSIBILITY
Plug Power recognizes that environmental, social, and governance issues are of increasing importance to many investors. We are proud to have published another Corporate Environmental, Social and Governance (“ESG”) report this year. The report contains information about our approach to ESG and details our efforts to link environmental and social impacts to our business strategy to lead the global green hydrogen economy. The ESG report is posted on our website. As part of our ESG efforts, we are committed to fostering a positive and engaging culture of inclusion, care, and support where all people throughout our global workforce can thrive and we are also dedicated to strengthening and improving the quality of life in our communities. Corporate responsibility is an enterprise-wide commitment and our executive team, supported by our Board, monitors and supports our corporate responsibility efforts.
Environmental Impact
We are focused on continuing to lead energy transformation with our green hydrogen solutions. From implementing our Proton Exchange Membrane fuel cells and electrolyzers that help global customers adopt green hydrogen, to developing end-to-end green hydrogen solutions, we believe our hydrogen solution ecosystem will help the economy transition from one that is fossil fuel-driven to one that is better for a livable planet. Our commitment to the environment is reflected not only through the impacts of our products in operation but to our commitment to resource efficiency, responsible design, materials management, and recycling. This year, we plan to track greenhouse gas emissions, and have agreed to add electric vehicles to our fleet, both of which will help us cut our own emissions as we scale our green hydrogen business. Our mission is to consistently increase our supply chain responsibility and manage our products at the end of their lifecycles so that we can displace diesel and other fossil fuels with the accelerated use of green hydrogen as we transition to a global net-zero economy.
Diversity, Equity and Inclusion
We are committed to the principles of affirmative action and equal employment opportunity for all. We seek to maintain a healthy, safe, and productive workplace free from discrimination or harassment. We strive for our workforce to be truly representative of all sections of society and for each employee to feel respected and able to perform at his or her best. In the United States, as of December 31, 2022, 32.8% of our workforce population was considered diverse and 17.03% was female.
We take tremendous pride in being an Equal Opportunity/Affirmative Action Employer and actively seek to increase the racial, gender, and ethnic diversity of the Company. We have established a Diversity, Equity and Inclusion Policy to further progress on our diversity, equity and inclusion initiatives.
•
Diversity: We embrace the unique characteristics and social identities of our employees. Collectively, these individual differences enhance our culture and company achievements. We believe that our strength comes from our intellectual and social diversity and that diversity powers innovation and inspires our team.

•
Equity: All employees should have equal opportunity to advance. We pledge to provide everyone at the Company with equal opportunity to grow and develop, leveraging the unique skills and differences of their individual background, characteristics, and aspirations.

•
Inclusion: We are on a journey to cultivate inclusivity as an organization. We are transparent and collaborative, welcoming ideas, thoughts, and questions from everyone. We respect different strengths and viewpoints, understanding that we are stronger together. Perspectives from the collective whole make us better, as we know that we are all part of something bigger than ourselves.

We also strive to promote diversity on our Board and in leadership roles throughout the Company. Currently, three of the Company’s ten directors are female, and two of the Company’s ten directors identify as an under-represented minority. The Company’s commitment to diversity throughout the organization is further enhanced by policies related to various aspects of employment, including, but not limited to, recruiting, hiring, job assignment, compensation, access to benefits, selection for training, use of facilities, and participation in Company-sponsored employee activities.
Health and Safety
We are committed to providing a safe and healthy working environment for our employees, which includes focusing on being in compliance with all applicable federal, state, and local laws, rules, and regulations relating to workplace safety and conditions. We strive for zero work-related injuries or illnesses. As part of our commitment, we hired a Vice President of Environmental Health & Safety and expanded our global environmental health and safety leadership. We believe that having this leadership team in place alongside other experienced environmental health and safety professionals enables us to foster a culture of safety excellence and create an environment where our team is accountable for their own safety and the safety of others. We have also recently deployed an environmental health and safety software management which we plan to use to report, notify and track inspections, job safety analyses and incidents, if any. In addition, we purchased a learning management system with a suite of several hundred environmental health and safety courses, which has allowed for a one-stop location where employees can access all available environmental, health and safety trainings in a multitude of languages. We have also implemented ergonomic solutions to assist in increasing productivity and decreasing muscle fatigue and the severity of work-related musculoskeletal system diseases.
Engagement
We believe that listening to our employees is key to providing a work environment that is inclusive and results in a motivated and engaged workforce. Our Chief Executive Officer conducts regular town hall meetings with our employees to share updates on our initiatives and answer any questions. Additionally, we aim for our employees to meet with their leaders at least quarterly to discuss their job performance and contribution to strategic business objectives, as well as their professional development goals.
We conduct regular employee engagement surveys to measure progress and satisfaction with a range of initiatives. In our most recent survey in August 2022, employees indicated they would recommend Plug Power as a great place to work and they are happy working at the Company. The insights from the most recent survey allowed us to review employee feedback at each function and business unit level to drive impactful action. Our top strengths were prospects, purpose, and authenticity. Employees indicated they were excited about the Company’s future, and they believe they are doing meaningful work at the Company and feel comfortable being themselves at work.
Community Investment
We recognize the importance of supporting our local communities as we continue to grow as an organization. We aim not only to provide value back to our community but also to enable our employees to give back in a way that aligns with their individual values. We facilitate employee donations through the United Way, supporting its four pillar objectives helping our communities, which includes (1) the ability to meet basic needs, (2) education leading to a good job, (3) income providing financial security, and (4) an ability to gain and maintain health. We enable our employees to donate money to causes they care about in their individual communities through payroll deductions.
Additionally, in 2023, we launched a community relations committee, which plans to meet quarterly to vet community relations requests for both volunteer time and donations. We have a goal of distributing over $100,000 into the communities we operate in, and we intend to continually increase our community involvement and giving as we grow. We recognize that participating in philanthropic activities enriches the lives of our employees and our communities.
Education
Education and training are key to the skills development of our employees. We remain committed to delivering practical and job-specific education to our employees. We use a comprehensive training matrix in certain areas and web-based learning to make sure we meet both regulatory requirements and our own standards. Additionally, in 2022, we offered in-person training to our manufacturing leaders at our Latham, New York headquarters to instruct them on meaningful topics such as compliance, Company values and management. We also plan to regularly grow the number of apprentices at our Rochester, New York location, as well as in field service, energy solutions, and other areas of our business. We offer a tuition reimbursement program, where employees are provided financial support to continue their education. Beyond job-specific training, we offer personal development training on a variety of topics such as sustainability, wellness, and free on-site CPR/AED certification training for employees and family members.
Contacting the Board of Directors
We have a process by which stockholders and/or other parties may communicate with the Board. You may contact any director of the Company by writing to them c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. All communications received in this manner will be forwarded to the Board as addressed.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Executive Officers
The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below as of the date of this proxy statement.
Executive Officers	Age	Position
Andrew J. Marsh	67	President, Chief Executive Officer and Director
Paul B. Middleton	55	Chief Financial Officer and Executive Vice President
Gerard L. Conway, Jr.	58	General Counsel, Corporate Secretary and Executive Vice President
Jose Luis Crespo	53	General Manager, Applications and Executive Vice President
Martin D. Hull	55	Corporate Controller and Chief Accounting Officer
David Mindnich	45	Executive Vice President, Global Manufacturing
Keith C. Schmid	60	Executive Vice President, Special Projects
Sanjay K. Shrestha	49	General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President
Andrew J. Marsh’s biographical information can be found in “Directors” above.
Paul B. Middleton joined the Company as Chief Financial Officer and Executive Vice President in 2014. Prior to Plug Power, Mr. Middleton worked at Rogers Corp., a global manufacturer and distributor of specialty polymer composite materials and components, from 2001 to 2014. During his tenure at Rogers Corp., Mr. Middleton served in many senior financial leadership roles, including Corporate Controller and Principal Accounting Officer, Treasurer and Interim Chief Financial Officer. Prior to Rogers Corp., Mr. Middleton managed all financial administration for the tools division of Coopers Industries from 1997 to 2001. Mr. Middleton holds a Master of Science in Accounting and a BBA from the University of Central Florida. Additionally, he is a Certified Public Accountant.
Gerard L. Conway, Jr. has served as General Counsel and Corporate Secretary of the Company since September 2004 and, since March 2009, has also served as Executive Vice President of the Company. In that capacity, Mr. Conway is responsible for advising the Company on legal issues such as corporate law, securities, contracts, strategic alliances, and intellectual property. He also serves as the Compliance Officer for securities matters affecting the Company and has served as Vice President of Government Affairs since 2005 and, in that capacity, he advocates on energy issues, policies, legislation, and regulations on the state, federal, national, and international levels on behalf of the Company and the alternative energy sector. Prior to his appointment to his current position, Mr. Conway served as Associate General Counsel and Director of Government Relations for the Company beginning in July 2000. Mr. Conway has more than 25 years of experience in general business, corporate law, real estate matters, and government relations. Mr. Conway holds a Bachelor of Arts degree in English and Philosophy from Colgate University and a Juris Doctorate from Boston University School of Law.
Jose Luis Crespo joined the Company as Vice President of Business and International Sales in 2014. He was promoted to Vice President of Global Sales in January of 2015 and

in 2016 he was named General Manager for Hypulsion, the Company’s wholly owned European subsidiary. In 2021, Mr. Crespo was named General Manager of Material Handling and Executive Vice President and in May of 2023, he was named General Manager of Applications and Executive Vice President, a position that he holds currently. Prior to joining the Company, Mr. Crespo served as Vice President of International Value Stream at Smiths Power, a supplier of power distribution, conditioning, protection and monitoring solutions for data centers, wireless communications and other critical or high-value electrical systems, from 2009 to 2013. Mr. Crespo holds a Master in Business Administration from the University of Phoenix and a degree in Telecommunications Engineering from the Engineering University of Madrid, Spain.
Martin D. Hull joined the Company as Corporate Controller and Chief Accounting Officer in April 2015. Prior to that, he was a principal and director with the certified public accounting firm of Marvin and Company, P.C. from November 2012 to March 2015. Prior to that, Mr. Hull was with KPMG LLP, serving as partner from October 2004 to September 2012, and has a total of 24 years of public accounting experience. Mr. Hull holds a Bachelor of Business Administration with a concentration in Accounting from the University of Notre Dame.
David Mindnich joined the Company as the Executive Vice President of Global Manufacturing in 2021. Prior to joining the Company, he spearheaded operations for Tesla’s first-ever Gigafactory in Nevada. Prior to that, he held senior manufacturing roles for global companies, including International Game Technology and Trex Company, Inc. Mr. Mindnich holds an Master of Business Administration from the University of Phoenix and a bachelor’s degree from Arizona State University.
Keith C. Schmid joined the Company as Senior Vice President and Chief Operating Officer in 2013. In May of 2023, Mr. Schmid was named Executive Vice President of Special Projects, a position that he holds currently. Mr. Schmid served as President of SPS Solutions, a power solutions and energy storage consulting firm, from 2011 to 2013. Previously, Mr. Schmid served as Chief Executive Officer of Boston-Power Incorporated, a provider of large format lithium ion battery solutions, in 2011, and as President and Chief Executive Officer of Power Distribution Incorporated, a power distribution and protection company, from 2007 to 2010. In addition, Mr. Schmid held the position of General Manager, Industrial Energy Division-Americas for Exide Technologies, a multinational lead-acid batteries manufacturing company, from 2001 to 2007. Mr. Schmid holds a Master of Science degree in Engineering and a Master in Business Administration from the University of Wisconsin-Madison.
Sanjay K. Shrestha joined the Company as Chief Strategy Officer and Executive Vice President in April 2019, and was appointed as General Manager, Energy Solutions in January 2021. Prior to joining Plug Power, Mr. Shrestha served as the Chief Investment Officer of Sky Solar Holdings, which owned and operated solar projects in Japan, Europe and the Americas, and President of Sky Capital America, which owned and operated solar projects in North and South America, since 2015. Under his leadership, Sky Capital America built and acquired over 100MW of operating solar assets and secured a pipeline over 100MW. He also sourced various types of financing solutions to support this growth, including project debt, construction equity and long-term equity. Before Sky Capital America, he led the renewables investment banking effort at FBR Capital Markets (now known as B. Riley Financial, Inc.) since 2013. During 2014, and under his leadership, the firm was ranked among the top renewable energy underwriters in the United States. Prior to joining FBR Capital Markets, Mr. Shrestha was the global head of renewables research coverage at Lazard Capital Markets. During his tenure at Lazard Capital Markets, he was a member of the Institutional Investor All America Research team and was also ranked as one of the top five stock pickers on a global basis. Prior to Lazard Capital Markets, Mr. Shrestha was at First Albany Capital, where he built the firm’s renewables and industrial research practice. Mr. Shrestha serves as an independent director on the board of directors of Fusemachines, an artificial intelligence talent and education solutions company. Mr. Shrestha received a Bachelor of Science from The College of Saint Rose. He brings to the Company almost two decades of experience in the broader clean tech sector.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis discusses our compensation policies and determinations that apply to our named executive officers. For 2022, our “named executive officers,” under applicable SEC reporting requirements, are:
With Plug Power Since:
Andrew J. Marsh, our President and Chief Executive Officer and a Director	2008
Paul B. Middleton, our Chief Financial Officer and Executive Vice President	2014
Gerard L. Conway, Jr., our General Counsel, Corporate Secretary, and Executive Vice President	2000
Jose Luis Crespo, our General Manager, Applications and Executive Vice President	2014
Dirk Ole Hoefelmann, our Former General Manager, Electrolyzers and Executive Vice President	2021
Keith Schmid, our Executive Vice President, Special Projects	2013
Sanjay K. Shrestha, our General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President	2019
The following discussion should be read together with the compensation tables and related disclosures that follow.
Executive Summary
Business and Strategic Highlights
In 2022, Plug Power continued to position itself to become the global leader in the hydrogen ecosystem and to serve the entire ecosystem of green hydrogen products — from generation to storage to transportation and distribution.
2022 Financial Highlights
$701M	$(194M)	524%
2022 Net Revenue	2022 Gross Profit (Loss)	5-Year Total Stockholder Return
+ $199M	+ 6%
YoY Improvement	YoY Improvement
We also successfully executed on important strategic growth pillars to reach significant milestones during 2022, including:
•
Entered into an agreement with New Fortress Energy Inc. to build an industrial-scale green hydrogen plant near Beaumont, Texas;

•
Entered into green hydrogen supply agreements with major corporations such as Walmart and Amazon;

•
Completed successful testing on a three megawatt stationary fuel cell unit with Microsoft;

•
Developed multiple new pedestal customer programs for the material handling market;

•
Commenced construction on a large scale green hydrogen generation plant at the Port of Antwerp in Belgium;

•
Selected site for an industrial-scale, green hydrogen production plant in Navarra, Spain;

•
Commenced manufacture of GenDrive fuel cells at the Company’s Vista Technology Park facility in Slingerlands, New York; and

•
Developed opportunity pipeline for a number of new product platforms like liquification, hydrogen distribution, and onsite hydrogen generation.

Five-Year Stockholder Value Creation
Below is a line graph comparing the percentage change in the cumulative total return of the Company’s common stock, based on the market price of the Company’s common stock, with the total return of companies included within the NASDAQ Clean Edge Green Energy Index (“CELS Index”) and the companies included within the Russell 2000 Index (“RUT Index”) for the period commencing December 31, 2017 and ending December 31, 2022. The calculation of the cumulative total return assumes a $100 investment in the Company’s common stock, the CELS Index and the RUT Index on December 31, 2017 and the reinvestment of all dividends, if any.

Plug Power Inc.
NASDAQ Clean Edge Green Energy Index
Russell 2000 Index
1800%
1650%
1500%
1350%
1200%
1050%
900%
750%
600%
450%
300%
150%
0%
2017
2018
2019
2020
2021
2022

Index	2017	2018	2019	2020	2021	2022
Plug Power Inc.	$100.00	$52.54	$133.90	$1,436.86	$1,196.19	$524.15
NASDAQ Clean Edge Green Energy Index	$100.00	$86.83	$121.07	$345.03	$334.51	$224.35
Russell 2000 Index	$100.00	$87.82	$108.11	$128.61	$146.21	$114.70

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This graph and the accompanying text are not “soliciting material,” are not deemed filed with the SEC, and are not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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The stock price performance shown on the graph is not necessarily indicative of future price performance.

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Assuming the investment of $100 on December 31, 2017 and the reinvestment of dividends. The common stock price performance shown on the graph only reflects the change in the Company’s common stock price relative to the noted indices and is not necessarily indicative of future price performance.

2022 Say on Pay and Investor Feedback
Our shareholder base is represented by approximately 66% retail investors and approximately 34% institutional investors. During 2022, we reached out to 135 of our largest institutional investors representing approximately 68% of our institutional common stock ownership, and five institutional investors representing approximately 25% of our institutional common stock ownership, accepted our invitation and we met with each of them.
We pay careful attention to any feedback we receive from our stockholders about our executive compensation program. Every year we invite our stockholders to cast an advisory vote to approve the compensation of our named executive officers. At our 2022 annual meeting, we received the support of approximately 71% of the votes cast for our “say-on-pay” advisory vote proposal. We recognize that while many investors were enthusiastic about our wholly performance-based 2021 long-term incentive design, other investors had some reservations about the non-traditional nature of the program. During 2022, none of the named executive officers who participated in the 2021 performance stock option program received an annual equity award. We value the views of our stockholders and intend to maintain a compensation framework that is aligned with our pay-for-performance compensation philosophy, aligned with the long-term interests of our stockholders and in line with sound governance practices.
Executive Compensation Program
Our goal is to retain and attract experienced and talented executive officers and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that produce and promote stockholder value. To achieve this goal, we strongly emphasize a culture of pay-for-performance to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal of ensuring that actual pay varies above or below targeted compensation opportunity based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.
Key elements of our compensation programs include the following:

Compensation Element	Purpose	Features
Base salary	To attract and retain experienced and highly skilled executives.
Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.
There were no base salary increases for our named executive officers during 2022.

Annual cash incentive bonuses	To promote and reward the achievement of key short-term strategic and business goals of the Company; to motivate and attract executives.
Variable component of pay based on annual corporate quantitative and qualitative goals.
We set rigorous goals and the 2022 bonus was earned below the target level; the Compensation Committee exercised negative discretion and no bonuses were paid to our named executive officers for 2022.

Long-term equity incentive compensation	To encourage executives and other employees to focus on long-term Company performance; to drive long-term stockholder value; to promote retention; to reward outstanding Company and individual performance.	Typically subject to multi-year vesting based on performance achievement and continued service. For 2022, only Mr. Hoefelmann received an annual equity award.
Executive Compensation Practices
The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:
What We Do	What We Don’t Do

✓ Pay-for-performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation
✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees
✓ Consult with an independent

× Allow hedging or pledging of equity
× Allow for re-pricing of stock options without stockholder approval
× Provide excessive perquisites
× Provide supplemental executive retirement plans
× Provide any excise tax gross-ups

What We Do	What We Don’t Do

compensation consultant on compensation levels and practices
✓ Maintain robust stock ownership guidelines
✓ Have a clawback policy that applies to cash and equity incentive compensation
✓ Hold an annual say-on-pay vote
× Provide single-trigger severance arrangements
Setting Executive Compensation
The Compensation Committee is responsible for reviewing, and recommending to the Board for approval, the compensation of our executive officers, including our named executive officers. The Compensation Committee is composed entirely of non-employee directors who are “independent” as that term is defined in the applicable Nasdaq Rules. In making its recommendations regarding executive compensation, our Compensation Committee annually reviews the performance of our executives with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual incentive bonuses and performance measures, and grants of long-term equity incentive awards for each of our executives (other than himself). The Chairman of the Compensation Committee makes recommendations to the Compensation Committee with respect to the Chief Executive Officer’s compensation.
In setting executive base salaries and annual cash bonuses and granting equity incentive awards, the Compensation Committee and the Board consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, and our desire to motivate our executives to achieve short and long-term results that are in the best interests of our stockholders.
Independent Compensation Consultant
For purposes of evaluating 2022 compensation for each of our named executive officers, our Compensation Committee retained FW Cook as its independent compensation consultant. FW Cook has not performed services for the Company other than consulting services related to the compensation and benefits of our executives and non-employee directors. FW Cook assisted the Compensation Committee in the development of a compensation peer group and provided their market analysis of the various components of compensation for the named executive officer positions, including base salary, annual cash bonus and equity compensation. Our Compensation Committee has analyzed whether the work of FW Cook raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines and Nasdaq Rules. Based on its analysis, our Compensation Committee determined that the engagement of FW Cook does not create any conflict of interest pursuant to the SEC guidelines and Nasdaq Rules.
Peer Group Selection and Market Data
We operate in a highly specialized niche industry — the core of our business is the hydrogen molecule and, as a hydrogen supply chain company, we must attract and retain manufacturing and service technicians, engineers, scientists, innovators, and business leaders who have the passion and expertise to run our business.
Developing a peer group for the Company for compensation comparison purposes is challenging because there are few pure green hydrogen peer companies that are publicly-traded, stand-alone, U.S.-based, and size-appropriate. Furthermore, due to the nature of our business, we also compete for executive talent with companies outside our peer group, including public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater compensation potential. Our talent competitors run the spectrum from market leading alternative technology companies, to deep pocketed legacy fossil fuel companies who are now embracing hydrogen, to the next generation of ambitious startups with the potential to be green unicorns who can offer lucrative incentive compensation packages.
In light of the foregoing, the Compensation Committee recognizes that it is not possible to create a “perfect” compensation peer group for Plug Power, particularly for the purpose of setting long-term equity incentive levels. However, the Compensation Committee determined that a reference group of comparator companies would be useful for the purpose of determining overall market levels of annual cash compensation: specifically, base salary and annual target bonus levels.
For 2022, the Compensation Committee, in consultation with FW Cook, maintained the same comparator group of public companies that it established in the prior year. These companies operate in similar industries and have executive compensation and financial data available in proxy statements or through widely available compensation surveys.
AeroVironment, Inc.	FuelCell Energy, Inc.	Rogers Corp.
Ambarella International, L.P.	Generac Holdings Inc.	Semtech Corp.
Ballard Power Systems, Inc.	Inphi Corp.	Silicon Laboratories, Inc.
Bloom Energy Corp.	Lattice Semiconductor Corp.	SolarEdge Technologies, Inc.
Brooks Automation, Inc. Solutions	MACOM Technology Holdings, Inc.	SunPower Corp.
Chart Industries, Inc.	MaxLinear, Inc.	Sunrun Inc.
Cree, Inc.	Monolithic Power Systems, Inc.
Enphase Energy, Inc.	Power Integrations, Inc.
Based on data compiled by FW Cook at the time of the peer group review in April 2021, our revenues and market capitalization were at the 23rd and 100th percentiles, respectively, in relation to the peer group.
As an additional reference, our Compensation Committee also used data from the Radford Global Technology executive compensation survey to evaluate the competitive market generally used within the technology industry. The Compensation Committee considered only aggregated survey data for purposes of this general market assessment and did not consider the identity of the companies comprising the survey data to be material for this purpose.
The Compensation Committee considered each executive’s level and job performance, his or her duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at the peer group companies and in the survey data, and other circumstances unique to the Company, and evaluated whether the compensation elements and levels provided to our executives were generally appropriate relative to their responsibilities at the Company and compensation elements and levels provided to their counterparts in the peer group or within survey data.
The Compensation Committee considered both objective and subjective criteria to evaluate Company and individual performance and the competitive landscape, which allowed it to exercise informed judgment and not rely solely on rigid benchmarks. Accordingly, the Compensation Committee did not formulaically tie compensation decisions to any particular percentile level of total compensation paid to executives at the peer group companies or survey data.
Our Executive Compensation Program
Each of the primary elements of our executive compensation is discussed in detail below and the compensation paid to our named executive officers in 2022 is discussed under each element. In the descriptions below, we have identified particular compensation objectives that we have designed our executive compensation programs to serve; however, we have designed our compensation programs to complement each other and to collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.
2022 Base Salary
Base salaries have historically represented the smallest component of each named executive officer’s total direct compensation opportunity and represent a fixed amount paid to each executive for performing his normal duties and responsibilities. Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his initial employment or promotion and subsequent adjustments to these amounts to reflect market and merit increases, the growth and stage of development of our Company, our executives’ performance and increased experience, changes in our executives’ roles and responsibilities, and other factors. We have a strong and united one-team culture and named executive officers who are our Chief Executive Officer’s direct reports are viewed as equal partners and contributors. Accordingly, for 2022, we set base salaries for named executive officers other than our Chief Executive Officer at the same amounts. The following table sets forth the annual base salaries for our named executive officers for each of 2021 and 2022, as well as the percentage increase year-over-year. As shown in the table below, there were no base salary increases for our named executive officers during 2022.
Name	2021 Base Salary ($)(1)	2022 Base Salary ($)(1)	Increase (%)
Andrew J. Marsh	750,000	750,000	—
Paul B. Middleton	400,000	400,000	—
Gerard L. Conway, Jr.	400,000	400,000	—
Jose Luis Crespo	400,000	400,000	—

Name	2021 Base Salary ($)(1)	2022 Base Salary ($)(1)	Increase (%)
Dirk Ole Hoefelmann	400,000	400,000	—
Keith Schmid	400,000	400,000	—
Sanjay K. Shrestha	400,000	400,000	—

(1)
Base salaries reflect the base salary rate in effect as of year-end.

(2)
Mr. Hoefelmann joined the Company in January 2021 and his employment terminated effective April 1, 2023.

2022 Annual Cash Incentive Bonuses
Our named executive officers are eligible to receive annual cash incentive bonuses based on a 100% performance-oriented incentive compensation program. Annual bonuses for 2022 were based upon Company performance as measured against pre-established performance goals, including financial measures and achievement of strategic objectives. The primary objective of the annual bonus program is to motivate and reward our executive officers for meeting financial, operational and strategic performance goals that drive the long-term success of our business.
The Compensation Committee determined the 2022 annual cash incentive awards for the named executive officers using the following framework:
At the beginning of the year, the Compensation Committee established threshold, target and stretch attainment levels for each of our named executive officers based on a percentage of his base salary. The threshold level for each performance goal is considered reasonably difficult to attain and reflects the Compensation Committee’s expectation for baseline performance before any bonus will be paid. The target attainment level is considered challenging to attain, and the executive would need to exceed expectations to achieve this level. The stretch attainment level is considered exceptionally challenging for the executive to attain, and the executive would need to significantly outperform to achieve this level. For 2022, the target annual bonus opportunity for each of our named executive officers for 2022 was 100% of base salary, with threshold set at 65% of base salary and stretch set at 135% of base salary.
For 2022, the Compensation Committee established the following corporate level goals for the annual bonus plan:

Company Metric	Weighting	Rationale for Metric
Revenue	30%	Revenue is an important measure of topline performance.
Gross Margin	30%	Gross Margin is a measure of the Company’s profitability, based on net sales less the cost of goods sold, including the cost of carrying inventory.
Key Strategic Initiatives	40%
Key strategic initiatives reflect our successful execution of events that are critical for our continued growth and long-term success. For 2022, the Compensation Committee established the following five strategic initiatives, of which four were achieved:
× Green Hydrogen — Commission over 70 tons per day and start construction for >130 tons per day of new green hydrogen by year end
✓ Build bookings and agreements over $2.5 billion in 2022
✓ Identify transformative opportunities and partnerships that can dramatically impact Plug Power
✓ Develop/mobilize global sourcing strategy with roadmap for centers of excellence and capacity outline to deliver a five-year strategic plan
✓ Service roadmap relating to certain pricing goals and fuel cells deployment at material handling sites

The 2022 Company goals established by the Compensation Committee, the relative weightings assigned to each goal at the beginning of the year, and the performance against these goals for 2022 are set forth below.
	Weight	Threshold	Target	Stretch	Actual Performance	Weighted Performance %
Payout %		65%	100%	135%
Revenue	30%	$850 million	$925 million	$965 million	$701 million	0%
Gross Margin	30%	$32 million	$50 million	$60 million	$(194 million)	0%
Key Strategic Initiatives	40%	3	4	5	4	40%
Earned Payout as a Percentage of Target: 16%
Notwithstanding the partial achievement of the pre-determined corporate metrics, after review and discussion of the overall global market and the Company’s actual financial performance, the Compensation Committee determined not to pay bonuses to the named executive officers for 2022.

2022 Long-Term Equity Incentive Compensation
Our named executive officers who participated in the 2021 performance stock option program did not receive equity awards in 2022. Mr. Hoefelmann did not participate in the 2021 performance stock option program and, in 2022, we granted long-term equity incentive awards only to Mr. Hoefelmann in the form of 100,000 restricted shares of common stock and an option to purchase 100,000 shares of our common stock, all of which were forfeited upon his termination of employment effective April 1, 2023
Broad-Based Benefits
All full-time employees, including our named executive officers, are eligible to participate in our health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance, and our 401(k) plan on the same basis as other employees.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective, and for recruitment and retention purposes.
Employment Agreements
The named executive officers are subject to employment agreements that provide for severance benefits upon certain qualifying terminations of employment with the Company. The Compensation Committee considers these severance benefits to be an important part of the executive compensation program and consistent with competitive market practice. Consistent with market practices, the employment agreements do not include change in control-related tax gross-ups. Additional information regarding the employment arrangements with each of our named executive officers, including a quantification of benefits that would have been received by each named executive officer had his employment terminated on December 31, 2022, is provided under “Employment Agreements” and “Potential Payments upon Termination or Change in Control” below.
Relationship of Executive Compensation to Risk
The Compensation Committee considers whether the design of the Company’s executive compensation program encourages senior executives to engage in excessive risk-taking. The Compensation Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunity under the Company’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements, stock ownership guidelines and our clawback policy, each as described in this Compensation Discussion and Analysis. Based on its review, the Compensation Committee believes that the Company’s executive compensation program is aligned to the interests of stockholders, appropriately rewards pay for performance, and does not promote unnecessary or excessive risk.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for executives, including our named executive officers, and these guidelines are also considered when granting long-term equity incentive awards to executives. The ownership guidelines provide a target level of Company equity holdings with which named executive officers are expected to comply within five years or the date the individual is first appointed as an executive. The target stock holdings are determined as a multiple of the named executive officer’s base salary (5x for the Chief Executive Officer and 3x for the other named executive officers) and then converted to a fixed number of shares using a 200-day average stock price. The following shares are included in determining compliance with the stock ownership guidelines: (i) shares owned outright by the executive or his or her immediate family members residing in the same household; (ii) shares held in the Plug Power Inc. Savings and Retirement Plan; (iii) restricted stock issued as part of an executive’s annual or other bonus (whether or not vested); (iv) shares acquired upon the exercise of employee stock options; (v) shares underlying unexercised employee stock options times a factor of 33%; and (vi) shares held in trust. The named executive officers who are required to be in compliance with the stock ownership guidelines are in compliance.
Prohibition Against Hedging and Pledging
The Company maintains an internal Insider Trading Policy that is applicable to our employees, including our executive officers, and directors. Among other things, the policy prohibits any director or employee of the Company (including executive officers) from (i) engaging in short sales of the Company’s securities and from trading in puts, calls or options in respect of the Company’s securities; (ii) buying or selling puts, calls or other derivative securities of the Company or engaging in any other hedging transactions with respect to the Company’s securities; (iii) purchasing any securities of the Company with money borrowed from a bank, brokerage firm or other person for the purpose of purchasing securities or using the Company’s securities as collateral in a margin account; (iv) pledging Company securities as collateral for a loan (or modifying an existing pledge); or (v) donating or making any other transfer of Company securities without consideration when the donating employee, director, or executive officer is not permitted to trade, unless the donee agrees not to sell the shares until the donating employee, director, or executive officer is permitted to sell.
Clawback Policy
In March 2019, our Compensation Committee and Board of Directors adopted a Policy for Recoupment of Incentive Compensation that covers incentive compensation paid to our executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement and/or intentional misconduct by a covered executive, our Compensation Committee may require the covered executive to repay to us any excess compensation received by the covered executive during the covered period. For purposes of this policy, excess compensation means any annual cash bonus and long-term equity incentive compensation received by a covered executive during the three-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such covered executive would have received had such annual cash bonus and long-term equity incentive compensation been calculated based on the financial results reported in the restated financial statement. In light of the SEC’s adoption of final clawback rules in October 2022, we intend to update our clawback policy to comply with applicable Nasdaq Rules when such rules become effective.
Tax and Accounting Considerations
Deductibility of Executive Compensation
The Compensation Committee considered the deductibility of compensation for federal income tax purposes in the design of the Company’s compensation programs. While the Company generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy and the best interests of stockholders, even if these amounts are not fully tax deductible.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, or director with a “gross- up” or other reimbursement payment for any tax liability that the executive officer or director might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not currently maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We aim to structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Committee Report
The following Report of the Compensation Committee of the Board of Directors will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.
The Compensation Committee reviews and evaluates individual named executive officers and recommends or determines the compensation for each named executive officer. The Compensation Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s incentive compensation and other stock-based plans, evaluates the effectiveness of its overall compensation programs, including oversight of the Company’s benefit, perquisite and employee equity programs, and reviews the Company’s management succession plans. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Each member of the Compensation Committee is an independent director as defined in the Nasdaq Rules.
The Compensation Committee has reviewed the “Compensation Discussion and Analysis” and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s proxy statement relating to the Company’s 2023 Annual Meeting of Stockholders. This report on executive compensation is provided by the undersigned members of the Compensation Committee of the Board of Directors.
Gary K. Willis (Chair)
George C. McNamee
Gregory Kenausis
Compensation Committee Interlocks and Insider Participation
During 2022, Messrs. Willis (Chair), McNamee, and Kenausis served as members of the Compensation Committee. None of the members of our Compensation Committee was an employee or officer of the Company during 2022, a former officer of the Company, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves or has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.
2022 Summary Compensation Table
The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years indicated for each of our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Andrew J. Marsh President, Chief Executive Officer and Director
	2022	750,000	—	—	—	—	16,555(6)	766,555
	2021	750,000	—	—	50,800,000	682,500	15,805	52,248,305
	2020	676,442	581,250	7,260,000	4,178,075	918,750	15,555	13,630,072
Paul B. Middleton Chief Financial Officer and Executive Vice President
	2022	400,000	—	—	—	—	16,555(6)	416,555
	2021	392,692	—	—	25,400,000	364,000	15,805	26,172,497
	2020	387,188	302,250	2,640,000	1,519,300	477,750	15,555	5,342,043
Gerard L. Conway, Jr. General Counsel, Corporate Secretary and Executive Vice President
	2022	400,000	—	—	—	—	16,555(6)	416,555
	2021	363,462	—	—	22,860,000	364,000	15,743	23,603,205
	2020	345,481	203,437	2,310,000	1,329,388	321,563	15,429	4,525,298
Jose Luis Crespo General Manager, Applications and Executive Vice President
	2022	400,000	—	—	—	—	16,555(6)	416,555
	2021	400,000	—	—	16,510,000	364,000	15,805	17,289,805
	2020	227,692	356,501	2,310,000	1,368,150	563,500	15,026	4,840,869
Dirk Ole Hoefelmann(4) Former General Manager, Electrolyzers and Executive Vice President
	2022	400,000	—	1,862,000	1,242,000	—	27,324(6)	3,531,324
	2021	386,616	100,000(5)	10,952,500	6,936,500	333,667	15,637	18,724,920
Keith Schmid Executive Vice President, Special Projects
	2022	400,000	—	—	—	—	16,555(6)	416,555
	2021	400,000	—	—	16,510,000	364,000	15,805	17,289,805
	2020	393,317	310,000	2,640,000	1,519,300	490,000	15,555	5,368,172
Sanjay K. Shrestha General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President
	2022	400,000	—	—	—	—	16,555(6)	416,555
	2021	381,731	—	—	25,400,000	364,000	15,805	26,161,536
	2020	338,222	290,625	2,970,000	1,709,213	459,375	15,361	5,782,796

(1)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. Fair value is calculated using the closing price of Plug Power stock on the date of grant. For additional information on stock awards, refer to Note 19 of the Company’s consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2022. These amounts reflect the Company’s accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that will be recognized by our named executive officers.

(2)
This column represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. For additional information on the valuation assumptions with respect to option awards, refer to Note 19 of the Company’s consolidated financial statements the Form 10-K for the fiscal year ended December 31, 2022. The values reported for the performance-based stock options awarded to Messrs. Marsh, Middleton, Conway, Crespo, Hoefelmann, Schmid, and Shrestha in 2021 represent the grant date fair values of such performance-based stock options assuming the probable outcome of the performance conditions based on the maximum level of achievement.
(3)
This column represents the amount of bonuses earned by executives under our annual cash incentive plan.

(4)
Mr. Hoefelmann commenced employment with us in January 2021 and his base salary and incentive compensation were pro-rated accordingly. His annual base salary for 2021 was $400,000. Mr. Hoefelmann’s employment with the Company terminated effective April 1, 2023.

(5)
The amount reported for Mr. Hoefelmann in 2021 represents a signing bonus paid to Mr. Hoefelmann.

(6)
Represents the Company’s share of matching contributions in the amount of $15,250 on behalf of each of the named executive officers to the Plug Power 401(k) savings plan as well as the Company’s share of contributions for life insurance premiums in the amount of $1,305 for each of the named executive officers. In addition, for Mr. Hoefelmann, there was an one-time payment of $10,769 for accrued and unused vacation days through his termination of employment.

Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Marsh.
We identified the median employee using our employee population on December 31, 2022 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2021 for all individuals who were employed by us on December 31, 2022, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis).
Our median employee compensation as calculated using Summary Compensation Table requirements was $61,163. Mr. Marsh’s compensation as reported in the Summary Compensation Table was $766,555. Therefore, our Chief Executive Officer pay ratio is approximately 12.5:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the Chief Executive Officer pay patio measure in making compensation decisions.
Grants of Plan-Based Awards
The following table sets forth information concerning the grants of plan-based awards to the Company’s named executive officers during the year ended December 31, 2022.
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Andrew J. Marsh	—	487,500	750,000	1,012,500	—	—	—	—
Paul B. Middleton	—	260,000	400,000	540,000	—	—	—	—
Gerard L. Conway, Jr.	—	260,000	400,000	540,000	—	—	—	—
Jose Luis Crespo	—	260,000	400,000	540,000	—	—	—	—
Dirk Ole Hoefelmann	—	260,000	400,000	540,000	—	—	—	—
	10/17/2022	—	—	—	100,000	—	—	1,862,000
	10/17/2022	—	—	—	—	100,000	18.62	1,242,000
Keith Schmid	—	260,000	400,000	540,000	—	—	—	—
Sanjay K. Shrestha	—	260,000	400,000	540,000	—	—	—	—

(1)
Each grant was approved by our Compensation Committee on the grant date indicated.

(2)
The amounts reported represent the threshold, target and maximum amounts of potential cash payouts under our annual incentive bonus program. No annual incentive bonuses were paid to the named executive officers for 2022.

(3)
This column shows the number of restricted shares granted in 2022 to our named executive officers. The restrictions lapse ratably in three equal annual installments, beginning one year from the date of grant, subject to the executive’s continued service to us through the applicable vesting date. Mr. Hoefelmann’s stock award was forfeited upon his termination of employment.

(4)
This column shows the number of shares subject to time-based stock options granted in 2022 to our named executive officers. This stock option vests and become exercisable ratably in three equal annual installments, beginning one year from the date of grant, subject to the executive’s continued service to us through the applicable vesting date. Mr. Hoefelmann’s option award was forfeited upon his termination of employment.

(5)
This column shows the per share exercise price for the stock options granted.

(6)
This column represents the aggregate grant date fair value of the stock awards and option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. For additional information on the valuation assumptions with respect to option awards, refer to Note 19 of the Company’s consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2022. These amounts reflect the Company’s accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that may be recognized by our named executive officers.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the holdings of stock and option awards by our named executive officers as of December 31, 2022. There were no other stock or option awards held by our named executive officers as of December 31, 2022. For additional information about the awards, see the description of equity incentive compensation in the section titled “Compensation Discussion and Analysis.”
		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Andrew J. Marsh
	8/28/18	166,667	—	—	1.96	8/28/28	—	—
	8/19/19	216,667	—	—	2.23	9/19/29	—	—
	9/19/19	216,667	—	—	2.62		—	—
	9/28/20	183,334	91,666	—	13.20	9/28/30	—	—
	9/28/20	—		—	—	—	183,333	2,267,829
	9/28/20	183,334	91,666	—	15.51	9/28/30	—	—
	9/22/21	333,333	666,667	—	26.92	9/22/28	—	—
	9/22/21	—	—	3,000,000	26.92	9/22/28	—	—
Paul B. Middleton
	8/28/18	66,667	—	—	1.96	8/28/28	—	—
	8/19/19	83,333	—	—	2.23	8/19/29	—	—
	8/19/19	83,333	—	—	2.62	8/19/29	—	—
	9/28/20	66,667	33,333	—	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	—	66,667	824,671
	9/28/20	66,667	33,333	—	15.51	9/28/30	—	—
	9/22/21	211,111	422,222	—	26.92	9/22/28	—	—
	9/22/21	—	—	1,366,667	26.92	9/22/28	—	—
Gerard L. Conway, Jr.
	8/28/18	66,667	—	—	1.96	8/28/28	—	—
	8/19/19	66,667	—	—	2.23	8/19/29	—	—
	8/19/19	66,667	—	—	2.62	8/19/29	—	—
	9/28/20	58,333	29,167	—	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	—	58,333	721,579
	9/28/20	58,333	29,167	—	15.51	9/28/30	—	—
	9/22/21	190,000	380,000	—	26.92	9/22/28	—	—
	9/22/21	—	—	1,230,000	26.92	9/22/28	—	—

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Jose Luis Crespo
	8/28/18	66,668	—	—	1.96	8/28/28	—	—
	8/19/19	66,667	—	—	2.23	8/19/29	—	—
	8/19/19	66,667	—	—	2.62	8/19/29	—	—
	9/22/21	137,223	274,446	888,331	26.92	9/22/28	—	—
	9/28/20	116,667	58,333	—	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	9/28/30	58,333	721,579
	9/22/21	137,223	274,446	—	26.92	9/22/28	—	—
	9/22/21	—	—	888,331	26.92	9/22/28	—	—
Dirk Ole Hoefelmann
	3/3/21	83,333	166,667	—	43.81	3/3/21	—	—
	3/3/21	—	—	—	—	—	166,667	2,061,671
	10/17/22	—	100,000	—	18.62	10/17/32	—	—
	10/17/22	—	—	—	—	—	100,000	1,237,000
Keith Schmid
	8/28/18	83,334	—	—	1.96	8/28/28	—	—
	8/19/19	125,000	—	—	2.23	8/19/29	—	—
	8/19/19	125,000	—	—	2.62	8/19/29	—	—
	9/28/20	66,667	33,333	—	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	—	66,667	824,671
	9/28/20	66,667	33,333	—	15.51	9/28/30	—	—
	9/22/21	137,223	274,446	—	26.92	—	—	—
	9/22/21	—	—	888,331	26.92	—	—	—
Sanjay K. Shrestha
	5/9/19	100,000	—	—	2.31	5/9/29	—	—
	9/28/20	75,000	37,500	—	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	—	75,000	927,750
	9/28/20	75,000	37,500	—	15.51	9/28/30	—	—
	9/22/21	211,111	422,222	—	26.92	9/22/28	—	—
	9/22/21	—	—	1,366,667	26.92	9/22/28	—	—

(1)
All equity awards were granted pursuant to our 2011 Stock Option and Incentive Plan (the “2011 Plan”) or the 2021 Stock Option and Incentive Plan, as amended (the “2021 Plan”).

(2)
Each equity award vests over a three-year period with one-third (1/3) of the shares subject to the award vesting on each of the first three anniversaries of the grant date, subject to the executive’s continued service to us through each applicable vesting date.

(3)
The performance-based stock option granted to Mr. Marsh in 2021 vest as follows: (i) up to one-third (1/3) of the shares underlying the performance-based stock option vest and become exercisable on each of the first three anniversaries of the grant date, provided that the daily volume weighted average price of the Company’s common stock during any 30 consecutive trading day period in the three year performance period following the grant date of the stock options (“VWAP”) equals or exceeds certain levels; (ii) 25% of the shares underlying the performance stock option will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $35; an additional 25% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $50; an additional 16.675% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $65; an additional 16.65% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $80 and the remaining 16.675% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals or exceeds $100; and (iii) failure to achieve any of the stock price hurdles applicable to a performance stock option during the three-year performance period will result in the applicable shares being forfeited. Each performance-based stock option granted to each of Messrs. Middleton, Conway, Crespo, Schmid and Shrestha in 2021 vest as follows: (i) up to one-third (1/3) of the shares underlying the performance-based stock options vest and become exercisable on each of the first three anniversaries of the grant date, provided that the VWAP equals or exceeds certain levels; (ii) 25% of the shares underlying the performance stock options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $35; an additional 25% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $50; and the remaining 50% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals or exceeds $100; (iii) if the VWAP falls between two of the stock price hurdles, an incremental number of shares underlying the options will become exercisable based on linear interpolation in $1 increments; and (iv) failure to achieve any of the stock price hurdles applicable to a performance stock option during the three-year performance period will result in the applicable shares being forfeited.
(4)
This column represents the market value of the unvested restricted stock awards calculated based on the closing price of our common stock ($12.37) on December 30, 2022, the last business day of fiscal year 2022.

Stock Vested
There were no stock options exercised by our named executive officers during the year ended December 31, 2022. The following table sets forth information with respect to each of our named executive officers that vested in restricted stock during the year ended December 31, 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)($)
Andrew J. Marsh	400,001	9,936,024
Paul B. Middleton	149,999	3,734,976
Gerard L. Conway, Jr.	125,001	3,100,524
Jose Luis Crespo	125,001	3,100,524
Dirk Ole Hoefelmann	83,333	1,650,827
Keith Schmid	149,999	3,734,976
Sanjay K. Shrestha	125,000	2,516,000

(1)
Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of vesting.

Employment Agreements
The Company and Mr. Marsh are parties to an employment agreement which renews automatically for successive one-year terms unless Mr. Marsh or the Company gives notice to the contrary. Mr. Marsh receives an annual base salary of $750,000 and is eligible to: (i) receive an annual incentive bonus targeted at an amount equal to one hundred percent (100%) of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit plans and executive perquisites. Mr. Marsh’s employment may be terminated by the Company with or without “Cause,” as defined in the agreement, or by Mr. Marsh for “Good Reason,” as defined in the agreement, or without Good Reason upon written notice of termination to the Company. If Mr. Marsh’s employment is terminated by the Company without Cause, the Company is obligated to pay Mr. Marsh a lump sum equal to the sum of the following amounts: (a) one (1) times annual base salary, and (b) one (1) times the annual incentive bonus for the immediately preceding fiscal year.
In addition, as of the date of termination, any restricted stock, stock options and other stock awards held by Mr. Marsh will accelerate and vest as if he had remained an employee for an additional twelve (12) months following the date of termination. Further, subject to Mr. Marsh’s copayment of premium amounts at the active employees’ rate, Mr. Marsh will be eligible to continue to participate in the Company’s group health, dental, vision and life insurance programs for twelve (12) months following his termination. The agreement also provides that if, within twelve (12) months after a “Change in Control,” as defined in the agreement, the Company terminates Mr. Marsh’s employment without Cause or Mr. Marsh terminates his employment for Good Reason, then he is entitled to:
(1)
receive a lump sum payment equal to three (3) times the sum of (i) his current annual base salary plus (ii) his average annual incentive bonus over the three (3) fiscal years prior to the Change in Control (or his annual incentive bonus for the fiscal year immediately preceding to the Change in Control, if higher),

(2)
accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination, and

(3)
subject to Mr. Marsh’s copayment of premium amounts at the active employees’ rate, continued participation in the Company’s group health, dental, vision and life insurance programs for twelve (12) months following such termination.

The Company and Messrs. Middleton, Conway, Crespo, Schmid and Shrestha are each parties to an employment agreement and Mr. Hoefelmann was party to an employment agreement with the Company pursuant to which, if the executive’s employment is (or was, in the case of Mr. Hoefelmann) terminated by the Company without “Cause,” as defined in the applicable agreement, the Company is (or was, in the case of Mr. Hoefelmann) obligated to pay the executive a lump sum amount equal to one (1) times or, in the case of Mr. Shrestha, 0.5 times, his annual base salary. In addition, as of the date of termination, all vested stock options held by the executive will be (or would have been, in the case of Mr. Hoefelmann) exercisable for twelve (12) months following the termination date. Further, for Messrs. Middleton and Conway, subject to the executive’s copayment of premium amounts at the active employees’ rate, the Company is required to continue paying its share of the premiums for the executive’s participation in the Company’s group health plans for twelve (12) months following his termination. In the case of Messrs. Crespo, Hoefelmann, Schmid and Shrestha, they are (or were, in the case of Mr. Hoefelmann) entitled to have their group health insurance extend through the end of the month in which the date of termination occurs and the Company will either provide a lump sum payment or a monthly subsidy equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan applicable on the date of termination.
The employment agreements also provide that if, within twelve (12) months after a “Change in Control,” as defined in the applicable agreement, the Company terminates (or terminated, in the case of Mr. Hoefelmann) such executive’s employment without Cause or the executive terminates (or terminated, in the case of Mr. Hoefelmann) his employment for “Good Reason,” as defined in the applicable agreement, then such executive shall be (or would have been, in the case of Mr. Hoefelmann) entitled to: (i) receive a lump sum payment equal to 100% of, or in the case Mr. Shrestha 50% of, the sum of (i) his average annual base salary over the three (3) fiscal years immediately prior to the Change in Control (or the executive’s annual base salary in effect immediately prior to the Change in Control, if higher) and (ii) his average annual bonus over the three (3) fiscal years prior to the Change in Control (or the executive’s annual bonus in effect immediately prior to the Change in Control, if higher), (ii) accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination (or, in the case of Mr. Middleton, full accelerated vesting of all stock options and other stock-based awards held by him), (iii) subject to the executive’s copayment of premium amounts at the active employees’ rate, continued payment by the Company of its share of the premiums for the executive’s participation in the Company’s group health plans for twelve (12) months following the date of termination for Messrs. Middleton and Conway or, in the case of Messrs. Crespo, Hoefelmann, Schmid and Shrestha, they are (or were, in the case of Mr. Hoefelmann) entitled to have their group health insurance extend through the end of the month in which the date of termination occurs and the Company will either provide a lump sum payment or monthly subsidy equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan applicable on the date of termination, and (iv) all reasonable legal and arbitration fees and expenses incurred in obtaining or enforcing any right or benefit under the executive’s employment agreement except in cases involving frivolous or bad faith litigation.
Separation Agreement with Mr. Hoefelmann
The Company and Mr. Hoefelmann entered into a Separation Agreement, effective April 1, 2023, pursuant to which, and subject to a general release of claims in favor of the Company, Mr. Hoefelmann is entitled to receive the following severance benefits: (i) a lump sum payment equal to fifty-two (52) weeks of his base salary ($400,000.12), less applicable withholdings and deductions; (ii) any earned annual performance bonus for the fiscal year ended December 31, 2022 (as previously noted, no bonuses were paid to the named executive officers for 2022); (iii) all vested stock options shall be exercisable for twelve (12) months following his termination; and (iv) a lump sum payment equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health, dental and vision insurance plans ($24,477). Mr. Hoefelmann is subject to post-employment restrictive covenants, including covenants not to compete with the Company or solicit the Company’s customers or employees for one year following his separation from service with the Company.
Potential Payments Upon Termination or Change in Control
The Company and Messrs. Marsh, Middleton, Conway, Crespo, Schmid and Shrestha are parties to employment agreements and Mr. Hoefelmann was party to an employment agreement with the Company, respectively, that provide (or, in the case of Mr. Hoefelmann, provided) for a potential payment upon termination of employment without “Cause” as discussed above in “Employment Agreements.”
Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executive’s respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive. We agreed to provide severance payments to such executives in these circumstances based on our negotiations with each of our executives at the time he joined our Company, or as negotiated subsequent to hiring, and in order to provide a total compensation package that we believed to be competitive. Additionally, we believe that providing severance upon a termination of employment without Cause can help to encourage our executives to take the risks that we believe are necessary for our Company to succeed and also recognizes the longer hiring process typically involved in hiring a senior executive.
If Mr. Marsh had been terminated without Cause on December 31, 2022 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance package, including, as mentioned above in “Employment Agreements,” salary, benefits and accelerated vesting of equity awards, under his employment agreement would have been $3,821,455. If Messrs. Middleton, Conway, Crespo, Hoefelmann, Schmid or Shrestha, had been terminated without Cause on December 31, 2022 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance packages, including, as mentioned above in “Employment Agreements,” salary, benefits and accelerated vesting of equity awards, under the respective employment agreement for such named executive officer would have been as follows: Mr. Middleton — $479,056, Mr. Conway — $477,641, Mr. Crespo — $463,655, Mr. Hoefelmann — $449,824, Mr. Schmid — $479,056 and Mr. Shrestha — $281,337.
The Company and Messrs. Marsh, Middleton, Conway, Crespo, Schmid and Shrestha are parties to employment agreements and Mr. Hoefelmann was party to an employment agreement with the Company, respectively, that provide (or, in the case of Mr. Hoefelmann, provided) for a potential payment upon a termination of employment by the Company without Cause or a resignation by the executive for Good Reason within twelve (12) months following a Change in Control, as discussed above in “Employment Agreements.” Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in each executive’s respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive.
We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change in control transactions typically represent events where our stockholders are realizing the value of their equity interests in our Company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change in control transaction. We believe that this will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.
If a Change in Control had occurred on December 31, 2022 and on that date the employment of Mr. Marsh, Mr. Middleton, Mr. Conway, Mr. Crespo, Mr. Hoefelmann, Mr. Schmid or Mr. Shrestha had been terminated by the Company without Cause or the executive had resigned for Good Reason, the value of the of the severance packages, including, as mentioned above in “Employment Agreements,” salary, benefits and accelerated vesting of equity awards, under the employment agreements for each such named executive officer would have been as follows: Mr. Marsh — $6,585,493, Mr. Middleton — $1,762,714, Mr. Conway — $1,522,120, Mr. Crespo — $1,727,835, Mr. Hoefelmann — $1,789,705, Mr. Schmid — $1,774,990 and Mr. Shrestha — $1,390,908. The employment agreements provide for a modified cutback such that, any payments or benefits payable under the employment agreements or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, the executive will receive the greater after-tax amount of either: (i) the full payment or (ii) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code. The foregoing numbers do not reflect any cutback. None of the executives are entitled to any tax gross-up payments related to severance payments or otherwise.
Pay Versus Performance Disclosure
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our Compensation Discussion & Analysis.
Pay Versus Performance Table
			Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on:(4)		GAAP Net I ncome ($mil.)	GAAP Revenue ($mil.)
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)			Plug Power Total Stockholder Return	Peer Group Total Stockholder Return(5)
2022	$766,555	$(75,973,705)	$935,683	$(26,246,111)	$391	$190	$(724)	$701
2021	$52,248,305	$3,988,254	$23,665,540	$11,696,569	$893	$274	$(460)	$502
2020	$13,630,072	$80,721,434	$5,333,470	$27,607,125	$1,073	$282	$(596)	$(93)

(1)
Andrew J. Marsh served as the PEO for the entirety of 2022, 2021, and 2020. Our Non-PEO NEOs for the applicable years were as follows:

•
2022: Paul B. Middleton, Sanjay K. Shrestha, Gerard L. Conway, Jr., Jose Luis Cresp, Dirk Ole Hoefelmann, and Keith C. Schmid

•
2021: Paul B. Middleton, Sanjay K. Shrestha, Dirk Ole Hoefelmann, and Gerard L. Conway, Jr.

•
2020: Paul B. Middleton, Sanjay K. Shrestha, Keith C. Schmid, and Jose Luis Crespo

(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEO, Mr. Marsch, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs reported for the applicable year.

(3)
Amounts reported in these columns represent compensation actually paid; adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Marsh and for the average of the Non-PEO NEOs is set forth in the following table, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP Amounts from SCT amounts.

(4)
Total Stockholder Return (TSR) is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(5)
“Peer Group” represents the NASDAQ Clean Edge Green Energy Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

	2022		2021		2020
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$766,555	$935,683	$52,248,305	$23,665,540	$13,630,072	$5,333,470
Minus Change in Pension Value Reported in SCT for the Covered Year	$0	$0	$0	$0	$0	$0
Plus Pension Value Service Cost for the Covered Year	$0	$0	$0	$0	$0	$0
Minus Stock Award Value & Option Award Value Reported in SCT for the Covered Year	$0	$517,333	$50,800,000	$22,887,250	$11,438,075	$4,168,991
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	$0	$324,000	$52,156,620	$22,534,449	$32,956,000	$11,986,625
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	$(73,054,958)	$(25,617,390)	$(40,367,440)	$(9,546,769)	$33,624,033	$11,020,441
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	$0	$0	$0	$0	$0	$0
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	$(3,685,302)	$(1,371,071)	$(9,249,231)	$(2,069,401)	$11,949,404	$3,435,580
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	$0	$0	$0	$0	$0	$0
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$(75,973,705)	$(26,246,111)	$3,988,254	$11,696,569	$80,721,434	$27,607,125
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Performance Measures Used to Link Company Performance and CAP. The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for 2022. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the Compensation Discussion and Analysis for a further description of these metrics and how they are used in the Company’s executive compensation program.

Gross Margin
Revenue
Stock Price
Relationship between CAP and TSR. The graphs below illustrate the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the PEO and Non-PEO NEOs.

Pay Versus Performance: Total Shareholder Return
$1,073
$893
$391
$282
$274
$190
$80.7M
$27.6M
$4.0M
$11.7M
-$26.2M
-$76.0M
2020
2021
2022
PEO CAP
Average Non-PEO NEOs CAP
Plug Plower TSR
NASDAQ Clean Edge Green Energy Index TSR

Relationship between CAP and GAAP Net Income. The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and our GAAP Net Income.

Pay Versus Performance: GAAP Net Income
PEO CAP
Average Non-PEO NEOs CAP
GAAP Net Income
$80.7M
$27.6M
$4.0M
$11.7M
-$76.0M
-$26.2M
2020
2021
2022
-$596.2M
-$460.0M
-$724.0M

Relationship between CAP and GAAP Revenue (our Company-Selected Measure). The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and the Company’s GAAP revenue for the applicable reporting year.

Pay Versus Performance: GAAP Revenue
$701.4M
$502.3M
-$93.2M
$80.7M
$27.6M
$4.0M
$11.7M
2020
2021
2022
-$26.2M
-$76.0M
PEO CAP
Average Non-PEO NEOs CAP
Revenue

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2021 STOCK OPTION AND INCENTIVE PLAN
Overview
On May 10, 2023, our Board of Directors approved Amendment No. 2 to the 2021 Stock Option and Incentive Plan (as amended, the “Amended Plan”), subject to approval from our stockholders at the Annual Meeting. The Amended Plan will (i) increase the number of shares of common stock authorized for issuance under the 2021 Stock Option and Incentive Plan from 40,030,000 shares to 51,400,000 shares, an increase of 11,370,000 shares; (ii) adjust the fungible share counting ratio from 1.35 to 1.28; and (iii) clarify that the treatment of outstanding equity awards upon a sale event is “double-trigger” acceleration. As of March 31, 2023, 13,172,672 shares of common stock were available for issuance under the 2021 Stock Option and Incentive Plan. We currently expect that these shares, together with shares which become available due to the cancellation of outstanding awards, will be insufficient to make awards to new hires, directors and existing employees in 2023.
Rationale for Share Increase
The Amended Plan is critical to our ongoing effort to continue to build stockholder value. Our employees are our most valued resource and we successfully recruited and grew our talented and passionate team of manufacturing and service technicians, engineers, scientists, innovators and business leaders during 2022 from 2,025 to 3,439 employees globally.
Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net share usage, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward, and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.
Summary of Key Stock Plan Data
Share Usage
The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

	2022	2021	2020	3-Year Average
Stock Options/Stock Appreciation Rights (SARs) Granted	3,261,724	1,942,335	3,509,549
Restricted Shares/Units Granted	4,289,682	1,894,356	3,263,324
Performance-Based Stock Options Earned*	—	3,640,000	0
Weighted-Average Basic Common Shares Outstanding	579,716,708	558,182,177	354,790,106
Share Usage Rate	1.30%	1.34%	1.91%	1.52%

*
For purposes of the foregoing table, we calculate the share usage rate based on the applicable number of performance-based stock options earned during each applicable year. For reference, (x) the performance-based stock options granted in 2021 (assuming maximum performance achievement) was 14,560,000 and (y) the performance-based stock options granted in 2022 (assuming maximum performance achievement) was 1,500,000.

Overhang as of March 31, 2023
The following table sets forth certain information as of March 31, 2023, unless otherwise noted, with respect to the Company’s outstanding equity awards. The fully-diluted “overhang” assumes that the entire share reserve is granted in stock options/SARs.
Shares available for grant under the 2021 Stock Option and Incentive Plan (a)	13,172,672
Additional shares requested for approval under the Amended Plan (b)	11,370,000
Shares subject to outstanding stock options/SARs	27,479,533
Weighted – average exercise price of outstanding stock options/SARs	$21.43
Weighted – average remaining term of outstanding stock options/SARs	6.34 years
Shares subject to outstanding full-value stock awards	5,888,013
Total outstanding stock options/SARs and full-value stock awards (c)	33,367,546
Shares of common stock outstanding as of the Record Date (d)	600,464,061
Fully-diluted Overhang (a+b+c) divided by (a+b+c+d)	8.8%
As of May 12, 2023, the per-share closing price of our common stock as reported on the Nasdaq Capital Market was $7.48.
Summary of the Amended Plan
The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of Amendment No. 2 to the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended, which is attached hereto as Appendix A.
Administration.   The Amended Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Compensation Committee may delegate to a committee consisting of one or more of our officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.
Eligibility; Plan Limits.   All of our officers, employees, non-employee directors and consultants are eligible to participate in the Amended Plan, subject to the discretion of the administrator. As of March 31, 2023, approximately 3,776 individuals would have been eligible to participate in the Amended Plan had it been effective on such date, which includes 13 executive officers, 3,537 employees who are not executive officers, eight non-employee directors and 226 consultants. There are certain limits on the number of awards that may be granted under the Amended Plan. For example, no more than 51,400,000 shares of common stock may be granted in the form of incentive stock options.
Director Compensation Limit.   The Amended Plan provides that the value of all awards awarded under the Amended Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $950,000.
Minimum Vesting Period.   The minimum vesting period for each equity award granted under the Amended Plan must be at least one year, provided (1) that up to 5% of the shares authorized for issuance under the Amended Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year and (2) annual awards to non-employee directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, the Compensation Committee may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in lieu of fully vested cash compensation.
Stock Options.   The Amended Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Plug Power and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of the Company’s common stock on the Nasdaq Capital Market. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and generally may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of the Company’s common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the aggregate exercise price.
To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights.   The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of the Company’s common stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price may not be less than the fair market value of the Company’s common stock on the date of grant. The term of a stock appreciation right generally may not exceed ten years.
Restricted Stock.   The Compensation Committee may award shares of the Company’s common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividends but dividends payable with respect to a restricted stock award shall not be paid unless and until the awards vests.
Restricted Stock Units.   The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of the Company’s common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified vesting period. In the Compensation

Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.
Unrestricted Stock Awards.   The Compensation Committee may also grant (or sell at par value or such higher price determined by the Compensation Committee) shares of the Company’s common stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights.   The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of the Company’s common stock. Dividend equivalent rights may be granted as a component of an award of restricted stock units or as a freestanding award and will be paid only if the related award becomes vested. Dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right award. Dividend equivalent rights may be settled in cash, shares of the Company’s common stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards.   The Compensation Committee may grant cash bonuses under the Amended Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
“Double-Trigger” Change of Control Provisions.   In the event of a “sale event,” as defined in the Amended Plan, awards under the Amended Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided in the award agreement, upon the effective time of the sale event, all awards with time-based conditions or restrictions will become vested and exercisable or non-forfeitable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable based on actual performance if determinable or target performance if not determinable. In addition, we may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). We also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity. To the extent that awards are assumed, continued or substituted in connection with a sale event, except as otherwise provided in the award agreement, if, during the 24-month period following the sale event, the grantee’s service relationship is terminated by the Company or its successor without “Cause” or by the grantee for “Good Reason”, any then outstanding awards that are not vested and exercisable or nonforfeitable immediately prior to such termination shall become fully vested and exercisable or nonforfeitable as of the date of termination (with performance-based awards deemed earned based on actual performance if determinable or target performance if not determinable).
Adjustments for Stock Dividends, Stock Splits, Etc.   The Amended Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of the Company’s common stock that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding.   Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations satisfied by withholding shares of the Company’s common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due.
Amendments and Termination.   The Board may at any time amend or discontinue the Amended Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the Nasdaq Rules, any amendments that materially change the terms of the Amended Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.
Effective Date of Plan.   The Amendment No. 2 to the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended, was approved by our Board on May 10, 2023. Awards of incentive stock options may be granted under the Amended Plan until June 29, 2031. No other awards may be granted under the Amended Plan after July 30, 2031.
New Plan Benefits
Because the grant of awards under the Amended Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2022: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)	Number of Awards (#)
Andrew J. Marsh, President, Chief Executive Officer and Director	0	0	0	0
Paul B. Middleton, Chief Financial Officer and Executive Vice President	0	0	0	0
Gerard L. Conway, Jr. General Counsel, Corporate Secretary and Executive Vice President	0	0	0	0
Jose Luis Crespo, General Manager, Applications and Executive Vice President
Dirk Ole Hoefelmann, General Manager, Electrolyzers and Executive Vice President	$18.62	100,000	1,862,000	100,000
Keith Schmid, Executive Vice President, Special Projects	0	0	0	0
Sanjay K. Shrestha, General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President	0	0	0	0
All current executive officers, as a group	$26.13(2)	1,550,000	931,000(3)	50,000
All current directors who are not executive officers, as a group	$18.81(2)	71,774	1,280,269(3)	71,483
All current employees who are not executive officers, as a group	$20.20(2)	2,966,133	78,433,228(3)	3,877,253

(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 20 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)
Represents the weighted-average exercise price for the group.

(3)
Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Amended Plan. It does not describe all federal tax consequences under the Amended Plan, nor does it describe state or local tax consequences.
Incentive Stock Options.   No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options.   No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards.   We generally will be entitled to a tax deduction in connection with other awards under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments.   The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.   Under Section 162(m) of the Code, our deduction for awards under the Amended Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.
Equity Compensation Plan Information
The following table gives information, as of December 31, 2022, about the shares of our Common Stock that may be issued upon the exercise of options and restricted stock under our equity compensation plans:
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)(1)	Number of shares remaining for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders	26,830,251(2)	$17.76	13,218,775
Equity compensation plans not approved by security holders	768,018(3)	$4.26	—
Total	27,598,269		13,218,775

(1)
The weighted-average exercise price is calculated solely based on outstanding options.

(2)
Represents 19,851,548 shares underlying outstanding options issued under the 2021 Stock Option and Incentive Plan and 6,978,703 shares underlying outstanding options issued under the 2011 Stock Option and Incentive Plan. The amounts reported in the table do not include 4,837,722 shares of restricted stock granted under the 2021 Stock Option Plan and 1,351,987 shares of restricted stock granted under the 2011 Stock Option and Incentive Plan.

(3)
Included in equity compensation plans not approved by stockholders are shares granted to new employees for key positions within the Company. No specific shares have been allocated for this purpose, but rather equity awards are approved by the Company’s Board of Directors in specific circumstances.

Vote Required for Approval
A quorum being present, the affirmative vote of a majority of the votes properly cast is required for the approval of Amendment No. 2 to the 2021 Stock Option and Incentive Plan. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENT NO. 2 TO THE 2021 STOCK OPTION AND INCENTIVE PLAN

PROPOSAL NO. 3: APPROVAL OF THE PLUG POWER INC. 2023 EMPLOYEE STOCK PURCHASE PLAN
General
On May 10, 2023, the Board of Directors adopted, subject to stockholder approval, the Plug Power Inc. 2023 Employee Stock Purchase Plan (the “ESPP”). Based solely on the closing price of our common stock as reported by Nasdaq on May 12, 2023, the maximum aggregate market value of the 50,000,000 shares of common stock that could potentially be issued under the ESPP is approximately $374,000,000. There are no other ESPPs currently in effect at the Company.
Purpose
We believe that the adoption of the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock, which gives employees a stake in the Company’s growth, and will enable us to attract, retain and motivate valued employees.
Material Terms of the ESPP
The following is a brief summary of certain provisions of the ESPP. A copy of the ESPP is attached as Appendix B to this proxy statement and is incorporated herein by reference. The following description of the ESPP does not purport to be complete and is qualified in its entirety by reference to Appendix B. We note that the ESPP includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). The 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, options will be granted pursuant to rules adopted by the administrator of the ESPP (the “Administrator”) designed to achieve tax, securities laws or other objectives for eligible employees.
Shares Subject to the Plan.   An aggregate of 50,000,000 shares will be reserved and available for issuance under the ESPP. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.
Plan Administration.   The ESPP will be administered by the Compensation Committee, which will have full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.
Eligibility.   All individuals classified as employees on the payroll records of the Company or a Designated Company (as defined in the ESPP) as of the first day of the applicable offering period (the “Offering Date”), are eligible to participate in the ESPP; provided that the Administrator may determine, in advance of any offering period, that employees are eligible only if, as of the offering date, (a) they are customarily employed by the Company or a Designated Company for more than 20 hours a week, (b) they are customarily employed by the Company or a Designated Company for more than five months per calendar year, and/or (c) they have completed at least six months of employment (or other such period as determined by the Administrator, provided such service requirement does not exceed two years of employment). No person who owns or holds, or as a result of participation in the ESPP would own or hold, common stock or options to purchase common stock, that together equal 5% or more of total outstanding common stock is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase common stock having a value of more than $25,000 (determined using the fair market value of the Company’s common stock at the time such option is granted) in any calendar year.
Participation; Payroll Deductions.   Participation in the ESPP is limited to eligible employees who authorize payroll deductions equal to a whole percentage or amount of base pay to the ESPP. Employees may authorize payroll deductions, with a minimum of 1% of base pay and a maximum of 15% of base pay or such other minimum or maximum as may be specified by the Administrator in advance of an offering. As of May 12, 2023, approximately 3,587 employees would have been eligible to participate in the ESPP had it been effective on such date. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods (as described below) and purchases will continue at the same percentage of compensation until such time as that employee files a new enrollment form, withdraws from the ESPP or becomes ineligible to participate in the ESPP.
Offering Periods.   Unless otherwise determined by the Compensation Committee, each offering of common stock under the ESPP will be for a period of six months, which we refer to as an “offering period.” The first offering period under the ESPP is expected to begin and end on the dates determined by the Compensation Committee. Subsequent offerings under the ESPP will generally begin on the first business day occurring on or after each January 1st and July 1st and will end on the last business day occurring on or before the following June 30th and December 31st, respectively. Shares are purchased on the last business day of each offering period (the “Exercise Date”). The Administrator may establish different offering periods or exercise dates under the ESPP.
Exercise Price.   On the Offering Date for an offering period, employees participating in that offering period will receive an option to purchase shares of our common stock. On the exercise date of each offering period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. The option exercise price is equal to the lesser of (1) 85% the fair market value per share of our common stock on the Offering Date or (2) 85% of the fair market value per share of our common stock on the Exercise Date. The maximum value of common stock that may be issued to any employee under the ESPP in any offering period is the number of shares of common stock determined by dividing $25,000 by the fair market value of the common stock on the Offering Date for such an offering or such other lesser number of shares as determined by the Administrator from time to time.
Subject to certain limitations, the number of whole shares of our common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the option exercise price. In general, if an employee is no longer a participant on an Exercise Date, the employee’s option will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.
Terms of Participation.   Except as may be permitted by the Administrator in advance of an offering, a participant may not increase or decrease the amount of such participant’s payroll deductions during any offering period but may increase or decrease his or her payroll deduction with respect to the next offering period by filing a new enrollment form by such deadline as shall be established by the Administrator for the offering period. A participant may withdraw from an offering period by giving written notice to the Company or an agent designated by the Company in a form acceptable to the Administrator no later than two weeks prior to the end of the then-applicable offering period (or such shorter or longer period as may be specified by the Administrator prior to any offering period). A participant’s withdrawal will be effective as soon as practicable following receipt of written notice of withdrawal by the Company or an agent designated by the Company. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods.
Sale Event.   In the case of and subject to the consummation of a “sale event,” (as defined in the ESPP,) the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is authorized to take any one or more of the following actions under the ESPP or with respect to any right under the ESPP or to facilitate such transactions or events: (a) to provide for either (i) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such option had such option been currently exercisable or (ii) the replacement of such outstanding option with other options or property selected by the Compensation Committee in its sole discretion; (b) to provide that the outstanding options under the ESPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) to make adjustments in the number and type of shares of common stock (or other securities or property) subject to outstanding options under the ESPP and/or in terms and conditions of outstanding options and options that may be granted in the future; (d) to provide that the offering with respect to which an option relates will be shortened by setting a new Exercise Date on which such offering period will end; and (e) provide that all outstanding options shall terminate without being exercised and all amounts in the accounts of participants shall be promptly refunded.
Term; Amendments and Termination.   The ESPP will continue until terminated by the Board of Directors. The Board of Directors may, in its discretion, at any time, terminate or amend the ESPP. Upon termination of the ESPP, all amounts in the accounts of participating employees will be refunded.
New Plan Benefits
Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP in the future are not determinable.
Summary of Federal Income Tax Consequences
The following is only a summary of the effect of the U.S. income tax laws and regulations upon an employee and us with respect to an employee’s participation in the Section 423 Component of the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.
A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.
If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the last day of the applicable offering, which we refer to as a “disqualifying disposition,” the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.
If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) 15% of the fair market value of the Company’s common stock on the first day of the offering period in which the shares were purchased and (2) the excess of the amount actually received for the common stock over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the option exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.
We are generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, we are not allowed a deduction.
Vote Required for Approval
A quorum being present, the affirmative vote of a majority of and the votes properly cast is required to approve this proposal. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE PLUG POWER INC. 2023 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
Overview
Pursuant to the Dodd-Frank Act, which added Section 14A to the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.
As described in the section titled “Compensation Discussion and Analysis,” herein, our executive compensation program is designed to (1) attract and retain talented and experienced executives, (2) motivate and reward executives whose knowledge, skills and performance are critical to our success, (3) provide a competitive compensation package which is weighted towards pay-for-performance and in which total compensation is primarily determined by Company and individual results and the creation of stockholder value, (4) ensure fairness among the executive management team by recognizing the contributions each executive makes to our success, and (5) motivate our executives to manage our business to meet our short- and long-term objectives and reward them for meeting these objectives. In order to align executive compensation with the interests of our stockholders, a significant portion of compensation for our named executive officers is “at risk,” or contingent upon the successful achievement of annual strategic corporate goals that we believe will drive stockholder value. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our objectives. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Plug Power Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
We encourage stockholders to read closely the “Executive Compensation” section of this proxy statement beginning with “Compensation Discussion and Analysis” for additional details on the Company’s executive compensation programs and philosophy.
This vote is advisory, and therefore will not be binding upon the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value constructive dialogue with, and the opinions of, our stockholders on executive compensation and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Vote Required for Approval
A quorum being present, the affirmative vote of a majority of and the votes properly cast is required to approve this proposal. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING, ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution, commonly known as a “say-on-frequency” proposal, to stockholders at least once every six years to determine whether non-binding, advisory votes to approve the compensation of our named executive officers be held every one, two, or three years.
After careful consideration, the Board has determined that an annual advisory vote to approve the compensation of our named executive officers will allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the submission by the Company of a non-binding, advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every: one year; two years; or three years.”
This vote is advisory, and therefore not binding on us, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future non-binding, advisory votes to approve the compensation of our named executive officers.
Vote Required for Approval
A quorum being present, the affirmative vote of a majority of and the votes properly cast is required to approve this proposal. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “ONE YEAR” ON THE FREQUENCY OF FUTURE NON-BINDING, ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Introduction
The Audit Committee has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for 2023. Deloitte & Touche LLP has served as the Company’s independent auditor since March 16, 2022. The Audit Committee reviewed and discussed its selection of, and the performance of, Deloitte & Touche LLP for 2022. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of the independent auditors is ratified, the Audit Committee in its discretion may select different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The Audit Committee has implemented procedures under the Company’s Audit Committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Deloitte & Touche LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Deloitte & Touche LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For additional information concerning the Audit Committee and its activities with Deloitte & Touche LLP, see “Committees and Meetings of the Board of Directors” and “Audit Committee Report” above.
Representatives of Deloitte & Touche LLP attended three quarterly meetings of the Audit Committee during 2022, commencing after Deloitte & Touche LLP’s appointment as the Company’s independent auditors. Representatives of KPMG LLP attended the first quarterly meeting of the Audit Committee in 2022 during their tenure as the Company’s independent auditors. We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
Background
As previously disclosed in a Current Report on Form 8-K, filed with the SEC on March 21, 2022, the Audit Committee approved the dismissal of, and dismissed, KPMG LLP as the Company’s independent registered public accounting firm on March 16, 2022.
The audit reports of KPMG LLP on the consolidated financial statements of the Company for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s audit reports for such fiscal year contained an adverse opinion on the effectiveness of the

Company’s internal control over financial reporting, related to the below described material weaknesses, and excluded an evaluation of internal control over financial reporting of certain entities acquired by the Company, including Applied Cryo Technologies and Frames Holdings B.V. as of December 31, 2021 and Giner ELX, Inc. and United Hydrogen Group Inc. as of December 31, 2020.
During the Company’s fiscal years ended December 31, 2021 and 2020 and subsequent interim period from January 1, 2022 to March 16, 2022, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of such disagreements in their reports on the Company’s consolidated financial statements for such periods, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses described below.
As previously disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2021 and 2020, and in the amendment to its Annual Report on Form 10-K for the fiscal year 2020, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2021, 2020, 2019, and 2018 due to certain material weaknesses. In its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the accompanying amendment thereto, the Company disclosed a material weakness related to: an insufficient complement of trained, knowledgeable resources to execute the Company’s responsibilities with respect to internal control over financial reporting for certain financial statement accounts and disclosures, which resulted in the Company not conducting an effective risk assessment process that was responsive to changes in the Company’s operating environment and not designing and implementing effective process-level controls activities in the following areas: (a) presentation of operating expenses; (b) accounting for lease-related transactions; (c) identification and evaluation of impairment, accrual for loss contracts, certain expense accruals, and deemed dividends; and (d) timely identification of adjustments to physical inventory in interim periods. In its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company disclosed material weaknesses related to: (i) an insufficient complement of trained, knowledgeable resources to execute the Company’s responsibilities with respect to internal control over financial reporting, which resulted in the Company not conducting an effective risk assessment process that was responsive to changes in the Company’s operating environment and not designing and implementing effective process-level controls activities for certain financial statement accounts and disclosures as follows: (a) presentation of operating expenses; (b) accrual for loss contracts related to service; and (c) identification of adjustments to physical inventory; and (ii) ineffective general information technology control activities over an information technology system that is used in calculating fuel billings due to the ineffective risk assessment in identifying the relevant system, resulting from not designing and implementing general information technology control activities in response to the current year growth in fuel delivered to customers.
The Company provided KPMG LLP with a copy of the Current Report on Form 8-K and requested that KPMG LLP furnish a letter addressed to the SEC stating whether it agrees with the statements made above therein. A copy of KPMG LLP’s letter dated March 21, 2022 is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on March 21, 2022.
On March 16, 2022, following the completion of a competitive process with several independent registered public accounting firms, the Audit Committee appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
During the Company’s fiscal years ended December 31, 2021 and 2020 and subsequent interim period from January 1, 2022 to March 16, 2022, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Vote Required for Approval
A quorum being present, the affirmative vote of the holders of a majority of the votes properly cast is required for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS PLUG POWER INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

RELATED PARTY TRANSACTIONS POLICIES AND PROCEDURES AND TRANSACTIONS WITH RELATED PERSONS
Investor Agreement
Pursuant to the Investor Agreement, Grove Energy, a subsidiary of SK Holdings, is entitled to designate one SK Designee to be appointed to the Board. Grove Energy has the right to require the Board to nominate an SK Designee for election to the Board by the stockholders of the Company at annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of our issued and outstanding common stock, and (ii) any expiration or termination of the Asia JV Agreement.
Related Party Transaction Policy
The Board has adopted a written related party transaction policy that requires the Company’s General Counsel, together with outside counsel as necessary, to evaluate potential transactions to which the Company is a participant and in which a related party or an affiliate of a related party has an interest prior to the Company entering into any such transaction to determine whether such contemplated transaction requires the approval of the Board, the Audit Committee, both or neither. The policy defines a “related party” as: (i) the Company’s directors or executive officers, (ii) the Company’s director nominees, (iii) security holders known to the Company to beneficially own more than 5% of any class of the Company’s voting securities, or (iv) the immediate family members of any of the persons listed in items (i) – (iii).
Other than as otherwise disclosed herein, since January 1, 2022, there was no transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related party had or will have a direct or indirect material interest.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of April 2, 2023:
•
all persons known by us to have beneficially owned 5% or more of our common stock;

•
each director of the Company;

•
the named executive officers; and

•
all current executive officers, directors, and nominees as a group.

The beneficial ownership of the stockholders listed below is based on publicly available information and from representations of such stockholders.
	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percentage (%)
Grove Energy Capital LLC(3)	54,966,188	9.3%
The Vanguard Group(5)	51,870,529	8.7%
BlackRock, Inc.(4)	50,846,270	8.6%
Andrew J. Marsh(6)	2,270,734	*
Paul B. Middleton(7)	860,421	*
Gerard L. Conway, Jr.(8)	806,219	*
Jose Luis Crespo(9)	775,218	*
Dirk Ole Hoefelmann(10)	448,248	*
Keith C. Schmid(11)	1,167,060	*
Sanjay K. Shrestha(12)	666,030	*
Jean A. Bua(13)	18,228	*
Maureen O. Helmer(14)	174,203	*
Gregory L. Kenausis(15)	344,209	*
Kavita Mahtani(16)	18,062	*
George C. McNamee(17)	1,008,652	*
Lucas P. Schneider(18)	339,963	*
Jonathan M. Silver(19)	78,930	*
Kyungyeol Song(20)	—	*
Gary K. Willis(21)	603,049	*
All current executive officers and directors as a group (17 persons)(22)(23)	9,737,987	1.6%

*
Represents less than 1% of the outstanding shares of our common stock.

(1)
Unless otherwise indicated, we believe that each stockholder named in the table above has sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise indicated by footnote, the mailing address for each stockholder is c/o Plug Power Inc. 968 Albany Shaker Road, Latham, New York 12110.

(2)
The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Exchange Act, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 31, 2023, through the exercise of any warrant, stock option or other right. The inclusion in this table of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of our common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options, warrants or other rights held by such person that are exercisable within 60 days of March 31, 2023 but excludes shares of common stock underlying options, warrants or other rights held by any other person. Percentage of beneficial ownership is based on 593,705,712 shares of common stock outstanding as of March 31, 2023. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned by the stockholder.

(3)
Information is based on a Schedule 13D amendment filed with the SEC on May 11, 2022. Grove Energy Capital LLC is owned by Plutus Capital NY, Inc., a Delaware corporation (“Plutus”), and PNES Investments, LLC, a Delaware limited liability company (“PNES”). Plutus is wholly-owned by SK Holdings, a company organized under the laws of the Republic of Korea, and PNES is wholly-owned by PassKey, Inc., a Delaware corporation (“PassKey”). PassKey is wholly owned by SK E&S Americas, Inc., a Delaware corporation (“SK E&S Americas”). SK E&S Americas is wholly-owned by SK E&S Co., Ltd., a company organized under the laws of the Republic of Korea. 90% of the issued and outstanding common stock of SK E&S Co., Ltd. is owned by SK Inc. (formerly known as SK Holdings Co., Ltd.), a company organized under the laws of the Republic of Korea. The address of the principal business office of Grove Energy Capital LLC is 55 East 59th Street, 11th Floor, New York, NY 10022.

(4)
Information is based on a Schedule 13G/A filed with the SEC on January 25, 2023. BlackRock, Inc. reported sole voting power over 47,759,809 shares of common stock and sole dispositive power over 50,846,270 shares of common stock. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Information is based on a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group reported shared voting power over 384,465 shares of common stock, sole dispositive power over 50,755,421 shares of common stock and shared dispositive power over 1,115,108 shares of common stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(6)
Includes 1,300,000 shares of common stock issuable upon exercise of outstanding options.

(7)
Includes 577,778 shares of common stock issuable upon exercise of outstanding options.

(8)
Includes 506,667 shares of common stock issuable upon exercise of outstanding options.

(9)
Includes 453,892 shares of common stock issuable upon exercise of outstanding options.

(10)
Includes 166,667 shares of common stock issuable upon exercise of outstanding options. Mr. Hoefelmann is a named executive officer for 2022 but his employment with the Company terminated effective April 1, 2023. His options forfeited in connection with the termination of his employment.

(11)
Includes 703,891 shares of common stock issuable upon exercise of outstanding options.

(12)
Includes 461,111 shares of common stock issuable upon exercise of outstanding options.

(13)
Includes 8,731 shares of common stock issuable upon exercise of options that vest within 60 days of March 31, 2023.

(14)
Includes 44,345 shares of common stock issuable upon exercise of outstanding options

(15)
Includes 238,309 shares of common stock issuable upon exercise of outstanding options.

(16)
Includes 8,731 shares of common stock issuable upon exercise of options that vest within the 60 days of March 31, 2023.

(17)
Includes 93,309 shares of common stock issuable upon exercise of outstanding options, 300,000 shares of common stock held by a family trust, 191 shares owned by Mr. McNamee’s spouse, and 315 shares owned by Mr. McNamee’s children.

(18)
Includes 204,661 shares of common stock issuable upon exercise of outstanding options.

(19)
Includes 17,289 shares of common stock issuable upon exercise of outstanding options.

(20)
Dr. Kyungyeol Song is an employee of SK E&S Co., Ltd. and does not receive any equity awards pursuant to the terms of the Investor Agreement.

(21)
Includes 175,309 shares of common stock issuable upon exercise of outstanding options.

(22)
Includes 4,953,188 shares of common stock issuable upon exercise of outstanding options.

(23)
Consists of the shares of common stock reflected in notes (6) through (22) and includes shares of common stock beneficially owned by Martin D. Hull or David Mindnich, who are executive officers but were not named executive officers in the last fiscal year.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers, as defined by Section 16, directors, and persons or entities who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons or entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based on our review of the copies of such filings and based on written representations, we believe that all such persons and entities complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2022, except that the following persons filed the following Forms 4 late on the following dates:
•
Kavita Mahtani, Maureen O. Helmer, Jean A. Bua, Gary K. Willis, Lucas P. Schneider, Jonathan M. Silver, Johannes M. Roth, Gregory L. Kenausis, Kimberly A. Harriman and George C. McNamee each filed a Form 4 on July 15, 2022 disclosing grants of common stock made on July 1, 2022 pursuant to the Company’s Director Compensation Plan.

•
Kavita Mahtani, Maureen O. Helmer, Jean A. Bua, Gary K. Willis, Lucas P. Schneider, Jonathan M. Silver, Gregory L. Kenausis and George C. McNamee each filed a Form 4 on July 26, 2022 disclosing grants of restricted stock and options to purchase common stock made on June 30, 2022 pursuant to the Plug Power Inc. 2021 Stock Option and Incentive Plan in accordance with the Company’s Director Compensation Plan.

•
On December 2, 2022, the following individuals filed reports disclosing the tendering of shares to cover withholding obligations in connection with the vesting of restricted stock awards (each, a “Withholding Event”): Dirk Ole Hoeffelman filed a Form 4 disclosing a Withholding Event on February 24, 2022; Sanjay K. Shrestha filed a Form 4 disclosing Withholding Events on May 9, 2022 and September 28, 2022; Gerard L. Conway, Jr., Jose Luis Crespo, Andrew Marsh, Paul B. Middleton and Keith Schmidt each filed a Form 4 disclosing Withholding Events on August 19, 2022 and September 28, 2022; and Martin D. Hull filed a Form 4 disclosing Withholding Events on August 19, 2022, September 22, 2022 and September 28, 2022.

•
On March 14, 2023, David Mindnich filed a Form 3 reflecting his beneficial ownership information following his determination as a named executive officer on February 17, 2023.

•
On April 13, 2023, Dirk Ole Hoefelman filed a Form 4 disclosing a withholding event on March 3, 2023 and Martin D. Hull filed a Form 4 disclosing a withholding event on April 6, 2023.

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING
Any stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended to be presented at the 2024 Annual Meeting of Stockholders must be received by the Company on or before January 1, 2024 to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.
Any stockholder proposals (including nominations for election to the Board) intended to be presented at the Company’s 2024 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Rule 14a-8, must be received in writing at the principal executive office of the Company no earlier than February 27, 2024 and no later than March 29, 2024. If the date of the 2024 Annual Meeting is scheduled for a date more than 30 days before or more than 60 days after June 27, 2024, then such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made, as set forth in the Company’s Bylaws. Stockholder proposals must include all supporting documentation and satisfy other requirements required by the Company’s Bylaws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 28, 2024.
Stockholder nominees and the required notice should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110.
We also encourage you to submit any such proposals and required notices via email to investors@plugpower.com.

APPENDIX A
AMENDMENT NO. 2 TO THE PLUG POWER INC.
2021 STOCK OPTION AND INCENTIVE PLAN

AMENDMENT NO. 2
TO THE
PLUG POWER INC.
2021 STOCK OPTION AND INCENTIVE PLAN
WHEREAS, Plug Power Inc. (the “Company”) maintains the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended by Amendment No. 1 (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the stockholders of the Company;
WHEREAS, the Board believes that the number of shares of common stock of the Company remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;
WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan, subject to stockholder approval, to (A) increase both the aggregate number of shares of common stock available for issuance under the Plan and the number of shares that may be issued in the form of Incentive Stock Options (as defined in the Plan) from 40,030,000 shares to 51,400,000 shares (consisting of (x) 40,030,000 shares previously approved by stockholders at the Company’s 2022 Annual Meeting plus (y) a request for 11,370,000 additional shares, which is subject to stockholder approval at the Company’s 2023 Annual Meeting); (B) adjust the fungible ratio from 1.35 to 1.28; and (C) clarify the treatment of outstanding awards upon a Sale Event;
WHEREAS, Section 16 of the Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein; and
WHEREAS, this Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2023 Annual Meeting and if, for any reason, the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.
NOW, THEREFORE:
1.   Section 3(a) of the Plan is hereby deleted it in its entirety and replaced with the following:
“(a)   Stock Issuable.   Upon effectiveness of Amendment No. 2 to the Plan (the “Amendment Effective Date”), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 51,400,00 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and the Plug Power Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan (the “2011 Plan”) that are forfeited, canceled, cash-settled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options; provided, however, any shares of Stock underlying awards under the 2011 Plan that again become available for grant pursuant to this Section 3(a) after the Amendment Effective Date shall be added back as (i) one share of Stock if such shares were subject to options or stock appreciation rights granted under the 2011 Plan, and (ii) as 1.28 shares of Stock if such shares were subject to awards other than options or stock appreciation rights granted under the 2011 Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 51,400,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon effectiveness of the Plan, no new awards shall be granted under the 2011 Plan.”
2.   Section 3(c) of the Plan is hereby deleted it in its entirety and replaced with the following:
“(c)   Effect of Awards.   The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) after the Amendment Effective Date shall be deemed, solely for purposes of determining the number of shares of Stock available for issuance under Section 3(a) and not for any purpose outside of the Plan, as an Award of 1.28 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right after the Amendment Effective Date shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of one share of Stock for each such share actually subject to the Award. Any forfeitures, cancellations, cash-settlement or other terminations (other than by exercise) of such Awards and of awards under the 2011 Plan after the Amendment Effective Date shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.”
3.   Section 3(e) of the Plan is hereby deleted it in its entirety and replaced with the following:
“(e)   Mergers and Other Transactions.
(i)   In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, unless the Administrator provides otherwise, (i) all Awards subject solely to time-based vesting conditions or restrictions that are not vested and exercisable or nonforfeitable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable or nonforfeitable as of immediately prior to the effective time of the Sale Event and (ii) all Awards subject to vesting conditions and restrictions relating to the attainment of performance goals that are not vested and exercisable or nonforfeitable immediately prior to the effective time of the Sale Event shall become vested and exercisable or nonforfeitable as of immediately prior to the effective time of the Sale Event based on actual performance if determinable or target performance if not determinable.
(ii)   To the extent that Awards are assumed, continued or substituted in connection with a Sale Event, unless the Administrator provides otherwise, if, during the 24-month period following the Sale Event, the grantee’s Service Relationship is terminated by the Company or its successor without Cause or by the grantee for Good Reason, any then outstanding Awards that are not vested and exercisable or nonforfeitable immediately prior to such termination shall become fully vested and exercisable or nonforfeitable as of the date of termination (with performance-based awards deemed earned based on actual performance if determinable or target performance if not determinable). For purposes of this Section 3(e)(ii), Cause and Good Reason shall have the meanings set forth in the offer letter or employment agreement between the Company or an Affiliate of the Company and the grantee. In the case that the grantee is not party to an offer letter or employment agreement with the Company or an Affiliate of the Company or the applicable offer letter or employment agreement does not contain a definition of Cause or Good Reason, it shall have the meaning set forth in the Award Certificate.
(iii)   In connection with a Sale Event, he Administrator shall have the option to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Administrator shall also have the option to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.”
4.   Effective Date of Amendment.   This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.
5.   Other Provisions.   Except as set forth above, all other provisions of the Plan shall remain unchanged.
IN WITNESS WHEREOF, this Amendment No. 2 to the Plan has been adopted by the Board of Directors of the Company this 10th day of May 2023, subject to approval by the Company’s stockholders at the 2023 Annual Meeting.
[For reference, the text of the 2021 Stock Option and Incentive Plan, as previously approved by stockholders at the 2021 Annual Meeting, can be found in Appendix B of our 2021 Annual Proxy Statement and the text of Amendment No. 1 to the 2021 Stock Option and Incentive Plan, as previously approved by stockholders at the 2022 Annual Meeting can be found in Appendix A of our 2022 Annual Proxy Statement.]

APPENDIX B
THE PLUG POWER INC. 2023 EMPLOYEE STOCK PURCHASE PLAN

PLUG POWER INC.
2023 EMPLOYEE STOCK PURCHASE PLAN
The purpose of the Plug Power Inc. 2023 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Plug Power Inc. (the “Company”) and each Designated Company (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). An aggregate of 50,000,000 shares of Common Stock have been approved and reserved for this purpose. The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification). In addition, this Plan authorizes the grant of Options (as defined in Section 8) under the Non-423 Component, which does not qualify as an “employee stock purchase plan” under Section 423 of the Code, and such Options granted under the Non-423 Component shall be granted pursuant to separate Offerings (as defined in Section 2) containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator (as defined in Section 1) and designed to achieve tax, securities laws or other objectives for eligible employees and the Designated Companies in locations outside of the United States. Except as otherwise provided herein or by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which eligible employees will participate, even if the dates of the applicable Offerings are identical, provided that the terms of participation are the same within each separate Offering under the 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non- 423 Component of the Plan.
1.   Administration.   The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical); (iv) select Designated Companies; (v) make all determinations it deems advisable for the administration of the Plan; (vi) decide all disputes arising in connection with the Plan; and (vii) otherwise supervise the administration of the Plan. Further, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, provided that the adoption and implementation of any such rules and/or procedures would not cause the 423 Component to be in noncompliance with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates that vary with local requirements. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants (as defined in Section 11). No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.
2.   Offerings.   The Company may make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). The initial Offering will begin and end on dates to be determined by the Administrator. Thereafter, unless otherwise determined by the Administrator, Offerings will begin on the first business day occurring on or after each January 1st and July 1st and will end on the last business day occurring on or before the following June 30th and December 31st, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed twenty-seven (27) months in duration or overlap any other Offering.
3.   Eligibility.   All individuals classified as employees on the payroll records of the Company or a Designated Company as of the first day of the applicable Offering (the “Offering Date”) are eligible to participate in such Offering under the Plan, provided that the Administrator may determine, in advance of any Offering, that employees are eligible only if, as of the Offering Date, (a) they are customarily employed by the Company or a Designated Company for more than 20 hours a week, (b) they are customarily employed by the Company or a Designated Company for more than five months per calendar year, and/or (c) they have completed six months of employment (or such other period as determined by the Administrator, provided such service requirement does not exceed two years of employment). Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, that specifically renders such individuals eligible to participate herein.
4.   Participation.   An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to the Company or an agent designated by the Company in a manner determined by the Administrator (including, but not limited to, by electronic means) by such deadline as shall be established by the Administrator for the Offering. The enrollment form will (a) state a whole percentage (unless the Administrator determines in advance of an Offering to require that a fixed amount be specified in lieu of a percentage) to be contributed from an eligible employee’s Compensation (as defined in Section 11) per pay period, and (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form, withdraws from the Plan or otherwise becomes ineligible to participate in the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided the Participant remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.   Employee Contributions.   Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of such employee’s Compensation for each pay period or such other minimum or maximum as may be specified by the Administrator in advance of an Offering. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions, unless required under applicable law.
Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an eligible employee may elect to participate through other contributions in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the 423 Component, any alternative method of contribution must be applied on an equal and uniform basis to all eligible employees in the Offering. Any reference to “payroll deductions” in this Section 5 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 5.
6.   Deduction Changes.   Unless otherwise determined by the Administrator, except in the case of withdrawal as outlined in Section 7, a Participant may not increase or decrease his or her payroll deductions during any Offering, but may increase or decrease such Participant’s payroll deductions with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form by such deadline as shall be established by the Administrator for the Offering. The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate such Participant’s payroll deductions during an Offering.
7.   Withdrawal.   A Participant may withdraw from participation in the Plan by giving written notice to the Company or an agent designated by the Company in a form acceptable to the Administrator (including, but not limited to, by electronic means) no later than two weeks prior to the end of the then-applicable Offering (or such shorter or longer period as may be specified by the Administrator prior to any Offering). The Participant’s withdrawal will be effective as soon as practicable following receipt of written notice of withdrawal by the Company or an agent designated by the Company. Following a Participant’s withdrawal, the Company will promptly refund such Participant’s entire account balance under the Plan to such Participant (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.   Grant of Options.   On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) the number of shares of Common Stock determined by dividing $25,000 by the Fair Market Value of the Common Stock (as defined in Section 11) on the Offering Date for such Offering; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.
Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock that the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option that permits such Participant rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
9.   Exercise of Option and Purchase of Shares.   Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as such Participant’s accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of any Offering, any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.
10.   Delivery of Shares.   As soon as practicable after each Exercise Date, the Company shall arrange the delivery to each Participant of the shares of Common Stock acquired by the Participant on such Exercise Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant.

11.   Definitions.
The term “Affiliate” means any entity that is directly or indirectly controlled by the Company that does not meet the definition of a Subsidiary below, as determined by the Administrator, whether now or hereafter existing.
The term “Compensation” means the regular or basic rate of compensation. The Administrator shall have the discretion to determine the application of this definition to Participants outside of the United States.
The term “Designated Company” means each Affiliate and Subsidiary that has been designated by the Administrator from time to time, in its sole discretion, as eligible to participate in the Plan, such designation to specify whether such participation is in the 423 Component or Non-423 Component. A Designated Company may participate in either the 423 Component or Non-423 Component, but not both. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of the Company or any Designated Company participating in the 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of any Designated Company participating in the Non-423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan. The Administrator may so designate any Affiliate or Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.
The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the NASDAQ Global Market, The New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.
The term “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering then in progress.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization, statutory share exchange, consolidation, or similar transaction pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction,

(iii) the sale of all of the Common Stock to an unrelated person, entity or group thereof acting in concert, (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, or (v) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
12.   Rights on Termination of Employment.   Unless otherwise required by applicable law, if a Participant’s employment terminates for any reason before the Exercise Date for any Offering, such Participant’s participation in the Plan will terminate immediately and no payroll deductions will be taken from any pay due and owing to the Participant on or after the termination date. The balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator and valid under applicable law, to his or her designated beneficiary or, if no beneficiary has been designated or such designation is not valid, to his or her legal heirs. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such employee, having been a Designated Company, ceases to be an Affiliate or a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Company. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
If a Participant transfers employment from the Company or any Designated Company participating in the 423 Component to any Designated Company participating in the Non-423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the 423 Component; provided, however, any contributions made for the Offering in which such transfer occurs shall be transferred to the Non-423 Component, and such Participant shall immediately join the then-current Offering under the Non-423 Component upon the same terms and conditions in effect for the Participant’s participation in the 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Company participating in the Non-423 Component to the Company or any Designated Company participating in the 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-423 Component until the earlier of (i) the end of the current Offering under the Non-423 Component, or (ii) the Offering Date of the first Offering in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code.

13.   Optionees Not Stockholders.   Neither the granting of an Option to a Participant nor the deductions from a Participant’s pay or other contributions shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to the Participant.
14.   Rights Not Transferable.   Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
15.   Application of Funds.   All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.
16.   Adjustment in Case of Changes Affecting Common Stock.   In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and any share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event. In the case of and subject to the consummation of a Sale Event, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan or to facilitate such transactions or events:
(a)   To provide for either (i) termination of any outstanding Option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Option had such Option been currently exercisable or (ii) the replacement of such outstanding Option with other options or property selected by the Administrator in its sole discretion.
(b)   To provide that the outstanding Options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.
(c)   To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options under the Plan and/or in the terms and conditions of outstanding Options and Options that may be granted in the future.
(d)   To provide that the Offering with respect to which an Option relates will be shortened by setting a New Exercise Date on which such Offering will end. The New Exercise Date will occur before the date of the Sale Event. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless the Participant has withdrawn from the Offering in advance of the New Exercise Date as provided in Section 7 hereof.

(e)   To provide that all outstanding Options shall terminate without being exercised and all amounts in the accounts of Participants shall be promptly refunded.
17.   Section 409A.   The 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code. Neither the Non-423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A of the Code or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.
18.   Amendment of the Plan.   The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within twelve (12) months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
19.   Insufficient Shares.   If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.   Termination of the Plan.   The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.
21.   Governmental Regulations.   The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.
22.   Governing Law.   This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York applied without regard to conflict of law principles.
23.   Issuance of Shares.   Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.   Tax Withholding.   Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may, but will not be obligated to, withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant. In addition, the Company or any Subsidiary or Affiliate may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or use any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company will not be required to issue any Common Stock under the Plan until such obligations are satisfied.
25.   Notification Upon Sale of Shares Under the 423 Component.   Each Participant who is subject to tax in the United States and participates in the 423 Component agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.
26.   Effective Date and Approval of Stockholders.   The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Upon approval of the Plan, no further grants will be made under any predecessor Employee Stock Purchase Plan previously established by the Company.

PLUG POWER INC.C/O BROADRIDGE P.O. BOX 1342BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 26, 2023. Have your notice or proxy card in hand when you access the website, which will contain your voter control number, and follow the instructions to obtain your records.VOTE BY PHONE - 1-800-690-6903Use any touch -tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 26, 2023. Have your notice or proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 11:59 P.M. ET on June 26, 2023. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V17267-P94876KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYPLUG POWER INC.The Board of Directors recommends you vote FOR the following:1.Election of Class III DirectorsNominees:ForWithhold 1a.Jonathan M. Silver1b.Kyungyeol Song !!!! The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 6, and FOR 1 Year for proposal 5.For Against Abstain 2.The approval of Amendment No. 2 to the Plug Power Inc. 2021 Stock Option and Incentive Plan as described in the proxy statement. 3.The approval of the Plug Power Inc. 2023 Employee Stock Purchase Plan as described in the proxy statement. 4.The approval of the non-binding, advisory vote regarding the compensation of the Company's named executive officers as described in the proxy statement. ! ! !! ! !! ! ! 1 Year 2 Years 3 Years Abstain 5.The approval of the non-binding, advisory vote regarding the frequency of future non-binding, advisory votes to approve the compensation of the Company's named executive officers. 6.The ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2023. ! ! ! !For Against Abstain! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.V17268-P94876Annual Meeting of the Stockholders ofPLUG POWER INC.June 27, 2023 at 10:00 AM Eastern TimeSOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoint(s) each of Andrew J. Marsh and Gerard L. Conway, Jr. as proxies, each with the power to appoint his substitute, and authorize(s) them to represent and to vote all of the shares of common stock of PLUG POWER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 27, 2023, at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 and at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 15, 2023.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED AND
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, "FOR" THE APPROVAL OF AMENDMENT NO. 2 TO THE PLUG POWER INC. 2021 STOCK OPTION AND INCENTIVE PLAN IN PROPOSAL 2, "FOR" THE APPROVAL OF THE PLUG POWER INC. 2023 EMPLOYEE STOCK PURCHASE PLAN IN PROPOSAL 3, "FOR" THE APPROVAL OF THE NON-BINDING ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN PROPOSAL 4, FOR EVERY "ONE YEAR" ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE EXECUTIVE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN PROPOSAL 5, AND "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023 IN PROPOSAL 6. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.Continued and to be signed on reverse side